Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.5

FINANCING AGREEMENT

dated as of April 29, 2023

among

FIBROGEN, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF BORROWER,

as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

TABLE OF CONTENTS

i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

APPENDICES:	A-1	Initial Term Loan Commitments
	A-2	Delayed Draw Term Loan Tranche A Commitments
	B	Notice Addresses

SCHEDULES:	1.1(a)	Chemical Structure of Roxadustat
	1.1(b)	Permitted Product Agreements
	1.1(c)	Permitted Product Transactions
	1.1(d)	Platform Intellectual Property
	1.1(e)	Other Relevant Contracts
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Property
	4.13	Environmental Matters
	4.15	Material Contracts
	4.23	Intellectual Property
	4.24	Insurance
	4.27	Bank Accounts and Securities Accounts
	4.34	Government Contracts
	5.14	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Certain Loans and Advances to Employees
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A	Funding Notice
	B	Compliance Certificate
	C	Assignment Agreement
	D	Closing Date Certificate
	E	Solvency Certificate
	F	Counterpart Agreement
	G	U.S. Tax Compliance Certificate

v

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

FINANCING AGREEMENT

This FINANCING AGREEMENT, dated as of April 29, 2023, is entered into by and among FIBROGEN, INC., a Delaware corporation (“Company” or “Borrower”), and certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party hereto, and Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain senior secured credit facilities to Company, in an aggregate principal amount not to exceed $150,000,000, consisting of (a) an initial term loan in an aggregate principal amount not exceeding $75,000,000, (b) a committed delayed draw term loan in an aggregate principal amount not exceeding $37,500,000, and (c) an uncommitted delayed draw term loan in an aggregate principal amount up to $37,500,000, in each case, the proceeds of which will be used as described in Section 2.2;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Administrative Agent, for the benefit of Secured Parties, [*]; and

WHEREAS, Guarantors have agreed to guarantee the Obligations of Company hereunder and to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, [*].

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquisition” means, with respect to any Person, (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any product, division, product line or business line of such other Person) or (b) a Product Acquisition.

“Acquisition Cash Consideration” means, [*]

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent Fee Letter” means that certain administrative agent fee letter, dated as of the date hereof, between the Borrower and the Administrative Agent.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened in writing against Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or Capital Stock, by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party.

“Aggregate Amounts Due” has the meaning specified in Section 2.13.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA PATRIOT Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Rate” means 14.00% (fourteen percent) per annum.

“Applicable Premium” [*]

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.12(f).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or sublicense or other disposition to (other than to a Loan Party), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) any sale of accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or Subsidiary of Borrower, (d) any Product Agreement, (e) any Permitted Product Transaction and (f) any Royalty Monetization Transaction.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(i) an issuance of Capital Stock by a Subsidiary of Borrower to Borrower or to another Loan Party;

(ii) an issuance of Capital Stock by Borrower;

(iii) use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(iv) the non-exclusive licensing or sublicensing alone, of any Intellectual Property Rights in the ordinary course of business which does not materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries and which is otherwise permitted under this Agreement (provided and for the avoidance of doubt that (x) any exclusive or co-exclusive license or other arrangement with respect to any Intellectual Property Rights, (y) any Permitted Product Transaction and (z) Royalty Monetization Transaction shall be deemed to be an Asset Sale); and

(v) the lease, assignment or sublease of any real or personal property (other than any Intellectual Property Rights or any property pursuant to a Permitted Product Transaction or Royalty Monetization Transaction) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries and which is otherwise permitted under this Agreement.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent.

“AstraZeneca” means AstraZeneca AB.

“AstraZeneca China Agreement” means that certain Second Amended and Restated License, Development and Commercialization Agreement by and between AstraZeneca and FibroGen China Anemia Holdings, Ltd., FibroGen (China) Medical Technology Development Co., Ltd., and FibroGen International (Hong Kong) Limited, dated July 1, 2020.

“Astellas” means Astellas Pharma Inc., a Japanese corporation with a principal place of business at 3-11 Nihonbashi-Honcho, 2-Chome, Chuo-ku, Tokyo, 103-8411 Japan.

“Astellas Agreements” means, collectively, the Astellas EMEA Agreement and the Astellas Japan Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Astellas EMEA Agreement” means (a) that certain Anemia License and Collaboration Agreement by and between Astellas Pharma Inc. and the Borrower, dated April 28, 2006, as amended and supplemented by that certain Amendment to Anemia License and Collaboration Agreement, dated August 31, 2006, that certain Amendment No. 2 to Anemia License and Collaboration Agreement, dated December 1, 2006, that Supplement to Anemia License and Collaboration Agreement, dated April 28, 2006 and that certain Amendment No. 3 to Anemia License and Collaboration Agreement, dated May 10, 2012, and as may be further amended from time to time, and (b) Astellas EU Agreement.

“Astellas EU Agreement” means that certain Astellas EU Supply Agreement by and between FibroGen, Inc and Astellas Pharma Europe Ltd., dated January 1, 2021.

“Astellas Japan Agreement” means that certain Collaboration Agreement by and between Astellas Pharma Inc. and the Borrower dated June 1, 2005, as amended January 1, 2013, and as may be further amended from time to time.

“Astellas Royalty Agent” means NQ Project Phoebus, L.P., a Delaware limited partnership.

“Astellas Royalty Transaction” means the Royalty Monetization Transaction in respect of the revenues from the sales of Roxadustat in the Astellas Territory.

“Astellas Royalty Transaction Agreement” means that certain Revenue Interest Financing Agreement between the Borrower and the Astellas Royalty Agent, dated as of November 4, 2022.

“Astellas Termination Fee” means [*]

“Astellas Territory” has the meaning ascribed to the term “Territory” in the Astellas Royalty Transaction Agreement.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), director, chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Available Equity Proceeds” means [*]

[*]

“Bank Secrecy Act” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, [*]

“Beneficiary” means Administrative Agent and each Lender.

“Blocked Person” means any Person: (a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or as residing, organized or chartered, or having a place of business in a country or territory, that is the target of an OFAC embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law; (b) that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b), or (c) above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation, company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the preamble hereto and is interchangeable with the term “Company”.

“Borrower Materials” has the meaning specified in Section 10.1(b)(iii).

“Business Day” means any day that is not a Saturday, Sunday, or any other day which is a federal holiday or any day on which banking institutions located in New York, New York are authorized or obligated to remain closed.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a company or a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, shares, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that Capital Stock shall exclude debt securities and other Indebtedness convertible into or exchangeable for any of the foregoing (including without limitation, Permitted Convertible Indebtedness).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s, and (f) other Investments described in Borrower’s investment policy [*].

“Cayman Share Mortgages” means, [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Change of Control” means, at any time, any of the following occurrences:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of [*] on a fully diluted basis of the voting and/or economic interest in the securities or Capital Stock of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower; provided that for purposes of this provision, any Person or group shall not be deemed to beneficially own Capital Stock to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated;

(b) a sale or exclusive license of all or substantially all of the assets of the Borrower and its Subsidiaries (other than pursuant to a Permitted Product Transaction expressly permitted hereunder); or

(c) any “change of control” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing the “Capital Stock” of Borrower, any agreement evidencing ant Royalty Monetization Transaction or any Permitted Convertible Indebtedness [*], in each case to the extent it would result in any repayment or payment obligation by Borrower or any of its Subsidiaries in connection with such event.

“China” means the People’s Republic of China.

“China Equity Pledge” means the pledge over equity shares to be executed in accordance with Section 5.14 by FibroGen International (Hong Kong) Limited, as pledgor, and for the purpose of pledging its Capital Stock in FibroGen (China) Medical Technology Development Co., Ltd. (珐博进(中国)医药技术开发有限公司) in favor of Administrative Agent, for the benefit of the Secured Parties, securing the Secured Obligations (as defined in the China Equity Pledge) and delivered to Administrative Agent.

“Chinese Subsidiary” means any Subsidiary incorporated or organized under the laws of China or any political subdivision thereof.

“Closing Date” means the date on which this Agreement becomes effective, which is April 29, 2023.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted by such Loan Party in favor of the Administrative Agent pursuant to the Collateral Documents as security for the Obligations; provided, however, the Collateral shall not include any Excluded Property.

“Collateral Documents” means the Pledge and Security Agreement, any Control Agreement, any Mortgages, the Hong Kong Collateral Agreement, the Hong Kong Share Charge, the Cayman Share Mortgages and the China Equity Pledge and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Combination Patent” is defined in the definition of “Platform Intellectual Property”. As of the Closing Date, the Borrower and its Subsidiaries do not have any Combination Patents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Commercialize” means any and all activities directed to the manufacturing, distribution, marketing, detailing, promotion, selling and securing of reimbursement of a Product (including the using, importing, selling and offering for sale of such Product), and shall include post-marketing approval studies to the extent required by a Governmental Authority, post-launch marketing, promoting, detailing, distributing, selling such Product, importing, exporting or transporting such Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” shall mean to engage in Commercialization. Except with respect to post-marketing approval studies required by a Governmental Authority, Commercialization shall not include any activities directed to the research or development (including pre-clinical and clinical development) or manufacture of a Product.

“Common Stock” means Borrower’s common stock.

“Company” has the meaning specified in the preamble hereto and is interchangeable with the term “Borrower”.

“Competing Product” means, with respect to any Product (Core), any other pharmaceutical product (in any form, presentation, dose or formulation, whether used as a single agent or in combination with other therapeutically active agents) that Company or any of its Subsidiaries has rights to that is being (i) researched primarily for the purpose of any labeled or intended indication for use that overlaps in any respect with such Product (Core) or (ii) developed, manufactured, used or Commercialized in any labeled or intended indication for use that overlaps in any respect with such Product (Core).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, for any period, the aggregate of the net income of the Loan Parties calculated in accordance with GAAP for such period, on a consolidated basis.

“Consolidated Total Assets” means, at any date, total assets of the Loan Parties calculated in accordance with GAAP on a consolidated basis as of such date determined on a pro forma basis.

“Consolidated Total Cash” means, at any date of determination, total Qualified Cash as of such date, which, in connection with any determination under the definition of Permitted Acquisition, shall be determined on a pro forma basis, after giving effect to the applicable Permitted Acquisition, and in each case as certified by the chief financial officer (or other financial officer with similar responsibilities) of Borrower to Administrative Agent.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract (including, but not limited to, any Material Contract), undertaking, agreement, license or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by the applicable Loan Party, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Data” means customer lists, correspondence, data, submissions and licensing and purchasing histories relating to customers of Borrower or any Subsidiary, and all other reports, information and documentation collected or maintained by Borrower or any Subsidiary regarding purchasers of Borrower products and the visitors to websites owned or controlled by Borrower or any of its Subsidiaries.

“Data Protection Laws” means applicable Requirements of Law concerning the protection, privacy or security of Personal Information (including any applicable laws of jurisdictions where the Personal Information was collected or otherwise processed) and other applicable consumer protection laws, and all regulations promulgated thereunder, including, without limitation, HIPAA, the European General Data Protection Regulation (Regulation (EU) 2016/679 as amended and all laws implementing or supplementing it), the United Kingdom General Data Protection Regulation, the California Consumer Privacy Act, and Section 5 of the Federal Trade Commission Act.

“DDTL Funding Date” means (a) with respect to the Delayed Draw Term Loans Tranche A, the date of funding of the Delayed Draw Term Loans Tranche A and (b) with respect to the Delayed Draw Term Loans Tranche B, the date specified in the Tranche B Election Notice, to the extent delivered by the Lenders; provided, that, notwithstanding any provision herein to the contrary, (i) if the Delayed Draw Term Loan Tranche A is funded, then the DDTL Funding Date with respect to the Delayed Draw Term Loan Tranche B will be on the same date as the funding of the Delayed Draw Term Loans Tranche A, and (ii) if the Delayed Draw Term Loan Tranche A is not funded, the DDTL Funding Date with respect to the Delayed Draw Term Loan Tranche B will be no later than August 31, 2023.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding-up, restructuring, reorganization (including by way of voluntary arrangement, scheme of arrangement or otherwise), administration, provisional supervision, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, [*]

“Default Period” means, [*]

“Default Rate” means [*]

“Defaulted Loan” has the meaning specified in Section 2.17.

“Defaulting Lender” has the meaning specified in Section 2.17.

“Delayed Draw Commitment Period” means [*]

“Delayed Draw Commitment Termination Date” means [*]

“Delayed Draw Funding Milestone” means [*]

“Delayed Draw Term Loan Tranche A Commitment” means the commitment of a Lender to make or otherwise fund the Delayed Draw Term Loan Tranche A. The amount of each Lender’s Delayed Draw Term Loan Tranche A Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Tranche A Commitments as of the Closing Date is $37,500,000.

“Delayed Draw Term Loans” means the Term Loans funded on the DDTL Funding Date pursuant to Section 2.1(a)(ii) and, if applicable, Section 2.1(a)(iii).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Delayed Draw Term Loans Tranche A” means the Term Loans funded on the DDTL Funding Date pursuant to Section 2.1(a)(ii).

“Delayed Draw Term Loans Tranche B” means the Term Loans funded on the DDTL Funding Date pursuant to Section 2.1(a)(iii)

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Deferred Consideration Proceeds” means [*]

“Disputes” has the meaning set forth in Section 4.23(d).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is [*] after the Term Loan Maturity Date and other than solely for Qualified Capital Stock or as a result of a change of control, delisting, fundamental change or asset sale (so long as any rights of the holders thereof upon the occurrence of a change of control, delisting, fundamental change or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments); provided that if such Capital Stock is issued pursuant to a plan for the benefit of current or former employees, directors, independent contractors or other service providers of the Loan Parties or by any such plan to such current or former employees, directors, independent contractors or other service providers, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations, including tax withholding, or as a result of such current or former employee’s, director’s, independent contractor’s or other service provider’s termination, death or disability; provided further that Disqualified Capital Stock shall exclude Permitted Equity Derivatives.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA” means the European Economic Area.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person); provided, (i) neither Borrower nor any Affiliate of Borrower shall, in any event, be an Eligible Assignee, and (ii) no Person owning or controlling any trade debt or Indebtedness of any Loan Party (other than the Obligations) or any Capital Stock of any Loan Party (in each case, unless approved by Administrative Agent) shall, in any event, be an Eligible Assignee.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding or judgment from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law, (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity, (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws, or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other binding requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of, or exposure to, Hazardous Materials, or (b) occupational safety and health, industrial hygiene, or the protection of the environment (including plant or animal health or welfare).

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for [*] notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Pension Plan, (i) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, or (j) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Erroneous Payment” has the meaning [*]

“Erroneous Payment Return Deficiency” has the meaning [*]

“Erroneous Payment Subrogation Rights” has the meaning [*]

“ESG Certificate” means a certificate substantially in the form of the Loan Syndications and Trading Association’s (“LSTA”) “ESG Diligence Questionnaire – Borrower, effective June 4, 2021”, and any successor thereto as may be designated as the form “ESG Certificate” by the Administrative Agent.

“Estimated Operating Expenses” means, [*]

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Account” means [*]

“Excluded Property” means, [*]

“Excluded Subsidiary” means [*]

“Excluded Taxes” means [*]

“Fair Share” has the meaning specified in Section 7.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“FDA Laws” means all applicable statutes, rules, regulations, standards, guidelines, policies and orders and Requirements of Law administered, implemented, enforced or issued by FDA or any comparable Governmental Authority.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, if (i) such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Health Care Programs” shall mean the Medicare, Medicaid and TRICARE programs and any other state or federal health care program, as defined in 42 U.S.C. § 1320a-7b(f) and similar programs in the Specified Territories.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer (or financial officer with similar responsibilities) of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien; provided that notwithstanding any provision in any Loan Document to the contrary, the Liens created in any Collateral shall be subject to the lien priorities and other provisions of the Senior Lender Intercreditor Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

“[*] Agreement” means that certain [*] Agreement, dated as of the Initial Funding Date, duly executed by Company, and any other person party thereto, in form and substance reasonably satisfactory to Administrative Agent, in connection with the [*] Loan [*] in accordance with Section 2.1(a)(i).

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Default” has the meaning specified in Section 2.17.

“Funding Notice” means a written notice substantially in the form of Exhibit A.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, including any patent office, in each case whether associated with a state of the United States, the United States, the EEA or any of its member states, the United Kingdom or any other foreign entity, jurisdiction or government.

“Governmental Authorization” means any permit, license, authorization, clearance, approval, Registration, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1.

“Guarantor” means each Subsidiary of Borrower and each other Person which guarantees, pursuant to Article VII or otherwise (including pursuant to a joinder hereto in a form reasonably acceptable to the Administrative Agent and the Lenders), all or any part of the Obligations. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Guarantor except at the election of Borrower in accordance with Section 5.10.

“Guarantor Subsidiary” means each Guarantor.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, including, without limitation, any pollutant, contaminant, waste, hazardous waste, or toxic substance which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law, (b) petroleum and its refined products, (c) polychlorinated biphenyls, (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials, (e) asbestos-containing materials, and (f) any substance or materials that are otherwise regulated under Environmental Law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Hazardous Materials Activity” means any use, manufacture, possession, storage, holding, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Program Laws” means collectively, (a) federal Medicare or federal or state Medicaid statutes, (b) Sections 1128, 1128A, 1128B, 1128C, 1128G, and 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c, 1320a-7h and 1395nn), (c) the federal TRICARE statute (10 U.S.C. § 1071 et seq.), (d) the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), (e)criminal false claims statutes (e.g., 18 U.S.C. §§ 286, 287 and 1001), (f) the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), (g) criminal fraud provisions under HIPAA, (h) federal and state Requirements of Law related to healthcare, health care professionals or other health care participants, or relationships with health care providers, suppliers, distributors, manufacturers and patients, and the pricing, sale and reimbursement of health care items or services, (i) any other Requirements of Law that directly or indirectly govern the health care industry, programs of Governmental Authorities, (j) Directive 2001/83/EC (Community code relating to medicinal products for human use), the EU Transparency Directive (2004/109/EC), the Misleading and Comparative Advertising Directive (2006/114/EC), the Unfair Commercial Practices Directive (2005/29/EC), the delegated acts, implementing acts and guidelines based on these Directives and Regulations, any EU and EEA member state laws and regulations implementing the provisions of these Directives and Regulations and the corresponding delegated acts, implementing acts and guidelines, and any other laws and regulations applicable in the EU and the EU and EEA member states and in the UK governing the topics referred to under paragraph (h) above; and (k) each as amended and the regulations or guidance promulgated thereunder.

“Hedging Agreement” means [*]

“Highest Lawful Rate” means [*]

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and all regulations promulgated thereunder, and other Requirements of Law regulating the privacy and/or security of patient-identifying health care information, including with respect to notification of breach of privacy or security of such information.

“Historical Financial Statements” means as of the Closing Date, the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Year ended December 31, 2022, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year.

“Hong Kong Collateral Agreement” means that certain Collateral Agreement to be delivered by FibroGen International (Hong Kong) Limited in favor of the Administrative Agent, to be entered into after the date hereof in accordance with Section 5.14.

“Hong Kong Share Charge” means [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms), (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above, (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement, whether entered into for hedging or speculative purposes, and (l) Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person. Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) Capital Stock to the extent not constituting Disqualified Capital Stock, (iv) any obligations in respect of any Permitted Equity Derivative Transaction, (v) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits or any deferred obligations incurred under ERISA until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (vi) purchase price adjustments or earn outs or other contingent payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Investment or other acquisitions, in each case, to the extent such obligations have not become due and payable (provided that deferred payments that are fixed or not subject to a bona fide contingency shall constitute Indebtedness to the extent provided in clause (d) above), (vii) non-compete or consulting obligations incurred in connection with Investments or other acquisitions until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (viii) unsecured installment payments or the deferred purchase price of property or services to the extent payable solely in Qualified Capital Stock of such Person, and (ix) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing any indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted in writing against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in the summary of proposed terms delivered by any Lender to Company prior to the Closing Date with respect to the transactions contemplated by this Agreement, or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present operations or land ownership of Borrower or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.3.

“Indemnitee Agent Party” has the meaning specified in Section 9.6.

“Initial Funding Date” means May 8, 2023.

“Initial Term Loan” means the Term Loan funded on the Initial Funding Date pursuant to Section 2.1(a)(i).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $75,000,000.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified in the Pledge and Security Agreement.

“Intellectual Property Rights” means any and all rights, title and interests in and to all intellectual property rights of every kind and nature however denominated, as they exist throughout the world, including

(a) any Patent;

(b) trademarks, trade names, service marks, brands, trade dress and logos, packaging design, slogans, domain names and the goodwill and activities associated therewith;

(c) copyrights, mask work rights, confidential information, trade secrets, database rights, including all compilations, databases and computer programs, manuals and other documentation, and all derivatives, translations, adaptations, and combinations of the above;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(d) Know-How;

(e) rights of publicity and moral rights; and

(f) any and all other intellectual property rights or proprietary rights, whether or not patentable, including any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, and contractual rights relating to any of the foregoing, claims of infringement and misappropriation against third parties, and regulatory filings, submissions and approvals.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, made by the Loan Parties and their Subsidiaries in favor of Administrative Agent for the benefit of the Secured Parties.

“Interest Payment Date” means [*]

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment” means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any product, division, product line or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person, of any Capital Stock of such Person, (c) any direct or indirect loan, advance, or capital contributions (or transfer or similar payment made from one entity to its Subsidiary in lieu of any capital contributions that would otherwise be required) by Borrower or any of its Subsidiaries to any other Person, including all indebtedness (including, without limitation, any intercompany indebtedness) and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (d) any direct or indirect guarantee of any obligations of any other Person and (e) any Acquisition. [*].

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, in which Company or any of its Subsidiaries holds any Capital Stock; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Know-How” means all information and materials, including but not limited to discoveries, improvements, processes, methods, protocols, formulations formulas, data (including pharmacological, toxicological, non-clinical data, clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), inventions, devices, assays, chemical formulations, specifications, product samples and other samples, physical, practices, procedures, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority, research in progress, algorithms, data, databases, data collections, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto), and the results of experimentation and testing, including samples in each case, knowledge, know-how, trade secrets and the like, in written, electronic, oral or other tangible or intangible form, patentable or otherwise, which are not generally known.

“Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Lender Fee Letter” means the letter agreement, dated the Closing Date, between Company and the Lenders.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“License Agreements” has the meaning set forth in Section 4.23(b).

“Licensee” means any third party to which Company or any of its Affiliates, directly or indirectly through multiple tiers, grants a license, a sublicense, or other right to research, develop, use or Commercialize a Product in any jurisdiction.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, license or sublicense, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

“Limited Condition Transaction” means any acquisition or Investment in, any assets, business or Person that would be permitted by this Agreement that Borrower or one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing[*].

“Loan” means any Term Loan.

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office, and with respect to Company, in which it will be charged with the Term Loan made to, and all other Obligations incurred by the Loan Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Lender Fee Letter, the Administrative Agent Fee Letter, the [*] Agreement, any Guaranty, the Intercompany Subordination Agreement, the Perfection Certificate, the Senior Lender Intercreditor Agreement, any intercreditor agreement executed pursuant to Section 9.8(a)(ii)(D), and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith.

“Loan Party” means Company or any Guarantor.

“Loan Party Partner” has the meaning set forth in Section 4.33(a).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect with respect to (a) the business operations, properties, assets, financial condition, or liabilities of Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d) the validity, perfection or priority of Administrative Agent’s Liens on the Collateral or (e) the rights, remedies and benefits available to, or conferred upon, Administrative Agent and any Lender or any other Secured Party under any Loan Document.

“Material Contract” means, collectively, the AstraZeneca China Agreement, and Astellas EMEA Agreement and any Replacement Contract with respect thereto.

“Material Real Property” means [*]

“Material Regulatory Liabilities” means [*]

“MHRA” means the United Kingdom Medicines and Healthcare products Regulatory Agency or any successor agency thereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“MNPI” has the meaning specified in Section 10.1(b)(iii).

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust or deed to secure debt that encumbers Real Property, in form and substance satisfactory to Administrative Agent, made by a Loan Party in favor of Administrative Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Administrative Agent.

“MSTV” means the Lenders as of the date hereof and their respective Affiliates that are Eligible Assignees.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide costs or expenses incurred in connection with such Asset Sale that are properly attributable to such Asset Sale and to the extent paid or payable to non-Affiliates, including (A) taxes paid or reasonably estimated to be payable in connection therewith (after taking into account available loses, deductions and tax attributes that may reduce otherwise payable Taxes) and any reasonable and unavoidable repatriation Taxes associated with receipt or distribution by the applicable taxpayer of such proceeds, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (C) a reasonable reserve for (x) any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Borrower or any of its Subsidiaries in connection with such Asset Sale, and (y) any liabilities associated with such property and retained after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (D) any reasonable and documented out-of-pocket fees or expenses incurred in connection therewith; provided that upon release of any such reserve, the amount released shall be considered Net Proceeds, (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual costs or expenses incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, and (B) any bona fide costs and expenses incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith, and (c) with respect to any issuance of Capital Stock, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred by the Borrower or any Subsidiary in connection therewith.

“NIH” has the meaning specified in the definition of Public Health Laws.

“Note” means a promissory note evidencing the Initial Term Loan or a Delayed Draw Term Loan, as applicable.

“Notice” means a Funding Notice.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Obligations” means all obligations of every nature of each Loan Party and its Subsidiaries from time to time owed to Administrative Agent (including former Administrative Agents), the Lenders or any of them, under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), the Applicable Premium, fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Orange Book Patents” means any Product Patents listed in the FDA’s Orange Book pursuant to 21 U.S.C. Section 355(b)(1), as such patent listing may be amended from time to time, together with all foreign counterpart patents.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate of incorporation, its articles or memorandum of incorporation, organization or association, and its by-laws or its articles of association, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization, certificate of incorporation, articles of association, and its operating agreement (or, in each case of (a) through (d), the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction). In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Relevant Contracts” means any contract set forth on Schedule 1.01(e) as of the date hereof.

“Other Taxes” has the meaning specified in Section 2.15(b).

“Pamrevlumab” means any product containing, whether alone or with other any other active ingredient (a) Pamrevlumab (also known as FG-3019), (b) any product that Borrower identifies and designates after the date hereof as a backup product for Pamrevlumab in accordance with Borrower’s then-current business practices, (c) pro-drugs that directly or indirectly convert to a compound described in clause (a) or clause (b), (d) metabolites of any compound in clauses (a), (b) or (c), (e) pro-drugs that directly or indirectly convert to metabolites of any compound in clauses (a) or (b), and (f) any amorphous forms, co-crystals, stereoisomers, isotopic substitutions, salts, hydrates, solvates, and polymorphs of any compound described in clauses (a)-(e), in all forms, presentations, formulations or dosage forms.

“Pamrevlumab Patents” means the U.S. and foreign Patents owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that are necessary for or material to the research, development, use or Commercialization of Pamrevlumab.

“Participant Register” has the meaning specified in Section 10.6(h)(ii).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Patent” means any patent or patent application, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend the duration or any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“PATRIOT Act” has the meaning specified in Section 4.29.

“Payment Office” means Administrative Agent’s office located at 1100 North Market Street, Wilmington, DE 19890 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent and Company.

“Payment Recipient” has the meaning specified in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date.

“Permitted Acquisition” means any Acquisition or acquisition by Company or its Subsidiaries, whether by purchase, merger, in-licensing or otherwise, of all or substantially all of the assets of, a majority of the Capital Stock of, or a business line or unit or a division of, or Patents, royalty rights or similar or related assets of, any Person; provided,

(a) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable and material Governmental Authorizations;

(c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary in connection with such acquisition [*] as set forth in Section 5.10, Section 5.11 and/or Section 5.12, as applicable;

(d) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the date such Permitted Acquisition is consummated;

(e) in the case of an acquisition which the Company in good faith projects [*], such information and documents that Administrative Agent may reasonably request, including, without limitation, financial information with respect to such acquired assets, to the extent such financial information is available, and drafts of the respective acquisition agreements related thereto;

(f) any Person or assets or division as acquired in such Permitted Acquisition shall be in the same business or lines of business in which Company and/or its Subsidiaries are engaged [*] (or in lines of business reasonably related or incidental thereto, or such other lines of business as may be consented to by Administrative Agent (such consent not to be unreasonably withheld or delayed));

(g) the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired or a court of competent jurisdiction; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(h) [*]

“Permitted Chinese Indebtedness” means Indebtedness of any Chinese Subsidiary under one or more working capital revolving credit facilities [*], provided that such Indebtedness, if secured, is secured solely by the Chinese Subsidiaries’ accounts receivable, inventory and segregated cash proceeds of the foregoing.

“Permitted Convertible Indebtedness” means Indebtedness of Borrower that is convertible based on a fixed conversion rate (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) into shares of Common Stock of Borrower (or other securities or property following a merger event or other change of the Common Stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Stock or such other securities); provided that (a) at the time such Indebtedness is incurred, no Default or Event of Default has occurred and is continuing or would occur as a result of such incurrence, (b) all necessary corporate, company, shareholder or similar actions shall be taken and consents obtained in connection with the issuance of such Indebtedness, (c) the issuance of such Indebtedness shall be consummated in compliance with all applicable Requirements of Law, and (d) the documentation evidencing such Indebtedness shall have been delivered to Administrative Agent and shall be subject to customary terms for similar convertible transactions in the public markets (as determined by Borrower in good faith), including all of the following terms: (i) it shall be (and shall remain at all times) unsecured, (ii) it shall not have a scheduled maturity (and shall not have any scheduled amortization of principal) [*] in effect at the time such Indebtedness is incurred, (iii) if it has any negative covenants, such covenants (including covenants relating to incurrence of Indebtedness), when taken as a whole, shall not be materially more restrictive than those set forth herein, as determined by the Borrower in good faith, (iv) it shall have no restrictions on Borrower’s ability to grant liens securing the Obligations, (v) it shall not prohibit the incurrence of the Obligations, (vi) it is not guaranteed by any Subsidiary, and (vii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Company (or any of its Subsidiaries) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) [*] before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Equity Derivative” means any forward purchase, accelerated share repurchase, call option, warrant or other derivative transactions in respect of Borrower’s Common Stock; provided, that (w) the terms, conditions and covenants of each such transaction shall be customary for transactions of such type, as determined by Borrower in good faith, (x) such transaction may, at the option of Borrower, be settled in Common Stock of Borrower, (y) such transaction is entered into contemporaneously and otherwise in connection with the issuance of Permitted Convertible Indebtedness or the Restricted Junior Payments in respect of such transaction are otherwise permitted pursuant to Section 6.5(f), and (z) such transaction shall be classified in Borrower’s stockholders’ equity under FASB ASC 815-40 or any successor provision.

“Permitted Indebtedness” means:

(a) the Obligations;

(b) to the extent constituting Indebtedness, Permitted Intercompany Investments; provided, that such Indebtedness shall be unsecured and the parties thereto are party to an Intercompany Subordination Agreement;

(c) Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or Asset Sales permitted hereunder;

(d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees of Borrower and its Subsidiaries;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(e) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations;

(f) (i) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(g) Indebtedness described in Schedule 6.1, and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(h) Indebtedness [*] with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness;

(i) guaranties with respect to Indebtedness of Borrower or any of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness and to the extent such guaranties are not prohibited by Section 6.7; provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such guaranty shall be subordinated to the Obligations on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness;

(j) unsecured Indebtedness of Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrower of the Capital Stock of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) [*];

(k) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(l) (i) customary adjustment of purchase price obligations, and (ii) deferred purchase price and compensation, or other similar arrangements, each incurred by such Person in connection with Permitted Acquisitions, any Investment permitted hereunder or, in the case of clause (i) any out-license, transfer or other Asset Sale permitted hereunder; [*];

(m) Indebtedness of a Person whose assets or Capital Stock are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition [*]; provided, that such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(n) Permitted Convertible Indebtedness and any Permitted Refinancing Indebtedness in respect thereof [*];

(o) Indebtedness consisting of obligations in respect of letters of credit, surety bonds or performance bonds [*];

(p) Indebtedness owed to any financial institution in respect of purchasing or debit card programs, credit card programs and related liabilities arising from ordinary course treasury, depository or cash management services, including any payments in connection with the termination thereof;

(q) Indebtedness consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(r) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(s) Indebtedness incurred in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for collection purposes, in each case incurred or undertaken in the ordinary course of business;

(t) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, and distribution partners;

(u) [reserved];

(v) Permitted Chinese Indebtedness;

(w) to the extent constituting Indebtedness, obligations under Permitted Royalty Transactions;

(x) obligations under any Hedging Agreement;

(y) [reserved]; and

(z) so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to the incurrence of such Indebtedness as of the date of incurrence, other Indebtedness of Borrower and its Subsidiaries[*].

For purposes of determining compliance [*], the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would [*] exceed if calculated at the relevant currency exchange rate in effect on the date of such refinancing[*].

“Permitted Intercompany Investments” means Investments by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party (limited, in the case of Investments in any Chinese Subsidiary, [*] (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or an advance, the parties thereto are party to an Intercompany Subordination Agreement, (d) Investments by the Loan Parties in Subsidiaries that are not Loan Parties to the extent such Investments constitute bona fide transfer pricing transactions, cost-sharing arrangements or “cost-plus” arrangements in the ordinary course of business or consist of foreign regulatory approvals or in-licenses in connection with the development or Commercialization of any Product in a foreign jurisdiction; (e) Investments by the Loan Parties in Chinese Subsidiaries [*]; provided that, with respect to clause (e), Company and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Investment as of the consummation of the Investment; provided further that no Product (Core) or Product (Core) Intellectual Property Rights shall be assigned, transferred, contributed, licensed, sublicensed, or otherwise disposed by any Loan Party pursuant to this clause (e) except if constituting Intellectual Property in China, and (f) Investments by the Loan Parties in Subsidiaries that are not Loan Parties [*].

“Permitted Investments” means:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and equity Investments [*] owned as a result of the formation of a Subsidiary to the extent otherwise permitted hereunder;

(c) Permitted Intercompany Investments;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(d) loans and advances to employees of Borrower and its Subsidiaries (i) made in the ordinary course of business and described on Schedule 6.6, and (ii) any refinancings of such loans [*];

(e) Permitted Acquisitions;

(f) Investments described in Schedule 6.7 as of the Closing Date;

(g) any Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;

(h) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(i) Investments in the ordinary course of business consisting of customary trade arrangements with customers;

(j) advances made in connection with purchases of goods or services in the ordinary course of business;

(k) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition; [*].

(l) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Investment as of the date of consummation of the Investment, Investments in Joint Ventures [*];

(m) Permitted Equity Derivatives;

(n) [Reserved];

(o) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(p) Investments under Hedging Agreement permitted under this Agreement;

(q) [Reserved];

(r) [Reserved]

(s) any Investment of the non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with this Agreement;

(t) Investments consisting of earnest money deposits made by the Borrower or its Subsidiaries in connection with any letter of intent or other agreement in respect of any Investment permitted by this Agreement;

(u) acquisitions of obligations of one or more officers or other employees of Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Capital Stock of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(v) guarantees of operating leases or of other obligations, in each case, that do not constitute Indebtedness, and are entered into by the Borrower or any Subsidiary in the ordinary course of business;

(w) Investments consisting of the redemption, purchase, repurchase or retirement of any Capital Stock of Borrower permitted by this Agreement;

(x) [Reserved];

(y) (A) Investments made with Capital Stock (other than Disqualified Capital Stock) of the Borrower and (B) Investments made with Available Equity Proceeds, so long as, (i) no Default or Event of Default has occurred and is continuing or would result from such Investment, (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Investment as of the date of consummation of the Investment, and (iii) [*]; and

(z) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 [*].

[*]

“Permitted Liens” means:

(a) Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b) Liens for Taxes (i) not yet due and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings [*] instituted and diligently conducted and reserves required by GAAP have been made;

(c) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) Liens described in Schedule 6.2; provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(l) Liens securing Capital Leases or purchase money Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n) Liens assumed by Borrower and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (m) of the definition of Permitted Indebtedness;

(o) (i) Liens solely on any cash securing Indebtedness permitted pursuant to clause (o) of the definition of Permitted Indebtedness; [*] securing Indebtedness permitted pursuant to clause (p) of the definition of Permitted Indebtedness in the ordinary course of business;

(p) Liens in favor of vendors or suppliers of such Person in the ordinary course of business to the extent encumbering property purchased from or provided by such vendors or suppliers and the proceeds thereof;

(q) Liens securing any judgments, writs or warrants of attachment or similar process not constituting an Event of Default under Section 8.1(h);

(r) leases, subleases, licenses or sublicenses (solely with respect to the grant of the license or sublicense thereunder) that are (i) permitted by Section 6.9(b) or (ii) excluded from the definition of Asset Sale;

(s) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, as part of a bank’s standard term and conditions; provided, that, unless such Liens are non‑consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(t) Liens (i) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection; and (ii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(u) Liens on the Collateral (as defined in the Astellas Royalty Transaction Agreement) in favor of the Astellas Royalty Agent as required under the Astellas Royalty Transaction Agreement, which security interests shall subject at all times to the Senior Lender Intercreditor Agreement;

(v) Liens securing Permitted Chinese Indebtedness (for the avoidance of doubt, to the extent such Liens are permitted in the definition of “Permitted Chinese Indebtedness”);

(w) (i) [*] granted pursuant to any Permitted Royalty Transaction and (ii) Liens on Intellectual Property Rights, receivables, collateral accounts and related assets and the proceeds thereof granted pursuant to any Permitted Royalty Transaction; provided that with respect to clause (ii) the holder of such Liens enters into an intercreditor agreement acceptable to the Required Lenders;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(x) Liens on specific items of inventory or other goods and proceeds of the Borrower or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(y) Liens arising from, or from UCC financing statement filings regarding, operating leases or consignments entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(aa) any encumbrance or restriction, including any put and call arrangements, related to Capital Stock in any Joint Venture set forth in the Organization Documents of such Joint Venture or any related joint venture, shareholders’ or similar agreement;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) [Reserved];

(dd) to the extent constituting Liens, licenses and sublicenses under any Permitted Product Transaction (solely with respect to the grant of the license or sublicense thereunder);

(ee) [Reserved]; and

(ff) other Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to obligations [*].

Notwithstanding the foregoing, (i) no Liens on any Product, Product Patent or Registrations shall be permitted (other than non-consensual Liens constituting “Permitted Liens” and Liens described in clauses (a), (r), (u), and (w) above) and (ii) no Liens other than non-consensual Liens constituting “Permitted Liens” and Liens pursuant to clauses (a), (b), (c), (d), (q), (t) and (aa) above shall be permitted to be placed on the Capital Stock of any Chinese Subsidiary directly owned by a Loan Party.

“Permitted Product Agreement” means with respect to a Product, (a) the agreements set forth on Schedule 1.1(b) and any Replacement Contract with respect thereto, and (b) any other Product Agreement entered into after the Closing Date that grants a license or sublicense of any rights under any Product Intellectual Property Rights or Registrations that allows the licensee to develop, manufacture, research, seek Registrations for, or Commercialize a Product anywhere in the world; provided with respect to any such Product Agreement described in this clause (b) (i) such Product Agreement does not provide for the legal transfer of title to any Product Patents, Registrations (unless, and only to the extent and duration the Requirements of Law of an applicable jurisdiction requires a local agent to hold such Registration or Intellectual Property Rights relating to a Product (Core); and (ii) the Borrower shall [*] permit the disclosure of royalty or revenue and similar reports to the Administrative Agent and the Lenders in accordance with Section 5.1(e).

“Permitted Product Transaction” means (a) the grant of a license or sublicense of any rights under any Product Patents or Registrations pursuant to a Permitted Product Agreement, and (b) the grant of the applicable licenses set forth on Schedule 1.1(c).

“Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Borrower or any of its Subsidiaries; provided that:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b) [*];

(c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations on terms at least as favorable to Administrative Agent and the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(d) such Indebtedness is incurred either by Borrower or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(e) in the case of Permitted Convertible Indebtedness, such Indebtedness complies with the terms set forth in the proviso of the definition of Permitted Convertible Indebtedness.

“Permitted Royalty Transaction” means a (i) the Astellas Royalty Transaction and (ii) any other Royalty Monetization Transaction in respect of royalties payable in respect of, or revenues from, net or gross sales of a Product; provided, in the case of clause (ii), that (a) such transaction shall be structured as a “true sale” of royalties or revenues or in the form of Indebtedness, (b) such transaction shall not have or provide for any (x) redemption or buy-back obligations or any financial covenants [*] (and, in any event, shall permit the Indebtedness and other Obligations pursuant to the Loan Documents), (y) Lien on any asset of the Borrower or any of its Subsidiaries, except a [*] in the royalties or revenues sold pursuant to such transaction and, subject to the entry into an intercreditor agreement acceptable to the Lenders, Liens on Intellectual Property Rights, collateral accounts and related assets and the proceeds thereof, or (z) negative pledge restricting incurrence of any Lien on any asset of the Borrower or any of its Subsidiaries (except that such transaction may contain a customary negative pledge on the royalties or revenues sold pursuant to such transaction, the proceeds thereof and cash in segregated accounts that receive such proceeds and hold no other cash), (c) the consideration received for such transaction shall be in an amount [*] thereof, and (d) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

“Person” means and includes natural persons, corporations, companies, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Personal Information” means any information that identifies or can be used to identify a natural person, including any information defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information,” “nonpublic personal information”, "genetic data", "biometric data", "data concerning health" and "special categories of personal data" as such terms are defined under applicable Data Protection Laws.

“Platform” has the meaning specified in Section 10.1(b)(iii).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Platform Intellectual Property” means any Intellectual Property Rights that are necessary for or material to the research, development, use or Commercialization of at least one Product (Non-Core), including but not limited to the Intellectual Property listed on Schedule 1.1(d), as may be updated from time to time in the Borrower’s sole discretion; provided that such Intellectual Property Rights shall not be necessary or material to the development, Commercialization or manufacture of any Product (Core). Notwithstanding the foregoing, Platform Intellectual Property shall include any Product Patents that claim the use of any Product in combination with at least one Product (Non-Core) for which the Company or any of its Affiliates owns a Patent claiming the composition of such Product (Non-Core) (each such Patent Right, a “Combination Patent”). As of the Closing Date, the Borrower and its Subsidiaries do not have any Platform Intellectual Property except as listed on Schedule 1.1(d); provided that, such Intellectual Property Rights (including the Intellectual Property Rights listed on Schedule 1.1(d) as may be updated from time to time in the Borrower’s sole discretion) is not necessary or material to the development, Commercialization or manufacture of any Product (Core).

“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Administrative Agent for the benefit of the Secured Parties.

“Prime Rate” means [*]

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company and each Lender.

“Privacy Policies” has the meaning specified in Section 4.36.

“Pro Rata Share” means, [*]

“Product” means Roxadustat, Pamrevlumab and any other product/development candidate being developed or Commercialized by Borrower or the Loan Parties from time to time, including but not limited to any acquired Product that is acquired or in-licensed pursuant to a Permitted Acquisition.

“Product Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition of an exclusive product license or a product line, and/or related Intellectual Property Rights acquired or exclusively in-licensed by a Loan Party or any of its Subsidiaries from a Person (other than a Loan Party, any Subsidiary thereof or any Affiliate thereof) to facilitate the advertisement, development, importing, manufacturing, marketing, offering for sale, promotion, sale, testing, use or distribution of such product or product line by a Loan Party or a Subsidiary.

“Product Agreement” means any agreement entered into between Company or any of its Subsidiaries with another Person that includes the granting of a license or sublicense of any rights under any Product Intellectual Property Rights or Registrations that allows such Person to research, develop, use or Commercialize a Product.

“Product (Core)” means (i) Roxadustat and any Competing Product thereof and (ii) Pamrevlumab and any Competing Product thereof .

“Product (Core) Intellectual Property Rights” means Product Intellectual Property Rights relating to any Product (Core).

“Product (Core) Patents” means the Roxadustat Patents and the Pamrevlumab Patents.

“Product (Non-Core)” means any Product other than a Product (Core).

“Product Intellectual Property Rights” means (a) the Product Patents and (b) any and all Intellectual Property Rights owned by or exclusively licensed to, or purported to be owned by or exclusively licensed to, Borrower or its Affiliates relating to any Product or that, absent a valid license or other rights under such Intellectual Property Rights, would be infringed or misappropriated by the research, development, manufacture, use or Commercialization of any Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Product Patents” means the U.S. and foreign Patents and pending Patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that are necessary or material to the research, development, manufacture, use or Commercialization of one or more of the Products.

“Product Revenue” means, for any period and with respect to any Product (including any Product, containing whether alone, or with any other active ingredients) (a) the consolidated gross revenues of the Loan Parties generated solely through the commercial sale of such Product to third parties by the Loan Parties (or any licensee pursuant to a Permitted Product Agreement, in which case such revenues shall be limited to the royalties actually received by the Loan Parties from the commercial sale of such Product by any such licensee or its sublicensees thereof) during such period, less, without duplication, (b)(i) trade, quantity and cash discounts allowed by Company, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions used by Company in determining net revenues, all, in respect of clauses (a) and (b), as determined in accordance with GAAP and calculated on a basis consistent with the Historical Financial Statements delivered to Administrative Agent or the Lenders prior to the Closing Date; provided that, for the avoidance of doubt, Product Revenue does not include any upfront fees, milestone or other payments that do not represent a portion of sales of the applicable Product by such licensee (or its sublicensees) pursuant to a Permitted Product Agreement.

“Projections” has the meaning specified in Section 4.8.

“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, wholesale, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug, biologic or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 201 et seq.), including without limitation: (1) the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations; (2) all applicable regulations promulgated by the National Institutes of Health (“NIH”) and codified at Title 42 of the Code of Federal Regulations; (3), Good Laboratory Practices (“GLP”); (4) Good Clinical Practices (“GCP”); (5) Good Manufacturing Practices (“GMP”)/Quality System (“QS”); (6) Regulation (EU) 536/2014 (EU Clinical Trials Regulation), Directive EU 2001/20/EC (Clinical Trials Directive), Regulation (EC) 1901/2006 (Pediatric Use), Regulation (EC) 726/2004 (authorization and supervision of medicinal products for human and veterinary use), Directive 2001/83/EC (Community code relating to medicinal products for human use), Directive 2010/84/EU on pharmacovigilance, Regulation (EU) 1235/2010 on pharmacovigilance, the Misleading and Comparative Advertising Directive (2006/114/EC), the Unfair Commercial Practices Directive (2005/29/EC), the delegated acts, implementing acts and guidelines based on these Directives and Regulations and any EU and EEA member state laws and regulations implementing the provisions of these Directives and Regulations and the corresponding delegated acts, implementing acts and guidelines, and any other laws regulating the development, testing, manufacturing, labeling, distribution, marketing and advertising, sale and distribution, and importing and exporting of drugs in the EU and the EU and EEA member states, and the UK Medicines and Medical Devices Act 2021; (7) and all equivalent foreign legislation and guidance, compliance, guides, and other policies issued by the FDA, the NIH, EMA, MHRA and other comparable Governmental Authorities, including foreign Governmental Authorities in the Specified Territories, as well as applicable Requirements of Law relating to the licensure of entities that manufacture or distribute drugs, biologics, or other regulated product.

“Public Lender” has the meaning specified in Section 10.1(b)(iii).

“Qualified Capital Stock” means, with respect to any Person, all Capital Stock of such Person that are not Disqualified Capital Stock.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Accounts or Securities Accounts are (after the post-closing period set forth in Section 5.13) subject to a Control Agreement, or in the case Deposit Accounts or Securities Accounts located or maintained outside of the United States, is otherwise subject to a perfected First Priority Lien in favor of the Administrative Agent; provided that in no event shall Qualified Cash include any Designated Deferred Consideration Proceeds.

“Real Estate Asset” means, at any time of determination, any Real Property owned by a Loan Party, but only to the extent such Real Property constitutes Collateral and is encumbered by a Mortgage pursuant to the terms of this Agreement.

“Real Property” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning specified in Section 2.3(b).

“Registrations” shall mean authorizations, approvals, licenses, permits, certificates, registrations, listings, certificates, or exemptions of or issued by any Governmental Authority (including marketing approvals, investigational new drug applications, product recertifications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) that are required for the research, development, manufacture, commercialization, distribution, marketing, storage, transportation, pricing, Governmental Authority reimbursement, use and sale of Products.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, settlement agreement, corporate integrity agreement, deferred or non-prosecution agreement, warning letter, untitled letter, Form 483 or similar inspectional observations, civil investigative demand, subpoena, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued or required by the FDA, the U.S. Department of Health and Human Services or its departments thereunder, or under the Public Health Laws, the NIH, the EMA, the corresponding authorities in the EU and EEA member states, the MHRA or a comparable Governmental Authority in any other regulatory jurisdiction, including any inspectional observations recorded on a Form FDA 483, any Establishment Inspection Report, and any written request from the FDA or comparable agencies in the Specified Territories for a regulatory meeting.

“Reinvestment Amounts” has the meaning specified term in Section 2.10(a)(i).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other response actions required by Environmental Law.

“Replacement Contract” has the meaning specified in Section 6.3.

“Replacement Lender” has the meaning specified in Section 2.18.

“Required Lenders” means [*].

“Required Prepayment Date” has the meaning specified in Section 2.11(a).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Act or any comparable transaction under any similar law, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (d) [reserved], and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any contractually subordinated Indebtedness.

“RMB” means the lawful money of China.

“Roxadustat” means any product containing, whether alone or with any other active ingredient (a) Roxadustat, the chemical structure of which is set forth on Schedule 1.1(a), (b) any product that Borrower identifies and designates after the date hereof as a backup product for Roxadustat in accordance with Borrower’s then-current business practices, (c) pro-drugs that directly or indirectly convert to a compound described in clause (a) or clause (b), (d) metabolites of any compound in clauses (a), (b) or (c), (e) pro-drugs that directly or indirectly convert to metabolites of any compound in clauses (a) or (b), and (f) any amorphous forms, co-crystals, stereoisomers, isotopic substitutions, salts, hydrates, solvates, and polymorphs of any compound described in clauses (a)-(e), in all forms, presentations, formulations or dosage forms.

“Roxadustat Patents” means the U.S. and foreign Patents owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that are necessary for or material to the research, development, use or Commercialization of Roxadustat.

“Royalty Monetization Transaction” means any monetization transaction involving the sale, transfer, option or collateralization of (i) any monetary payments (contingent or otherwise) payable to Borrower or its Subsidiaries by a counterparty under a Product Agreement, or (ii) any Product Revenues, in each case whether in whole or in part, including but not limited to sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty and revenue interest transactions (including but not limited to clinical trial funding arrangements), and hybrid monetization transactions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by the government of a country or territory, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including the target of any country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933.

“Senior Lender Intercreditor Agreement” means that certain Senior Lender Intercreditor Agreement dated as of the date hereof among the Astellas Royalty Agent, under the Astellas Royalty Transaction Agreement, and the Administrative Agent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit E.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, (ii) [*], and (iii) such Loan Party has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances and, [*], unfair preference. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Territories” means [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Subsidiary” means, with respect to any Person, any corporation, company, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock, shares, or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. When used herein, “Subsidiary” shall mean a Subsidiary of Borrower unless otherwise specified.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) or other charge imposed by any Governmental Authority, and any interest, penalties, additions to tax or other liabilities with respect thereto.

“Tax Distributions” means for any taxable period in which a Borrower is a member of a consolidated, combined, unitary or similar group for U.S. federal and applicable state and local income tax purposes, distributions to the common parent of such consolidated, combined, unitary or similar group to permit such common parent to pay (a) Taxes then due and owing by such common parent on behalf of such consolidated, combined, unitary or similar group, to the extent such Taxes are attributable to the income of the Borrower and/or any Subsidiary of Borrower, and (b) franchise Taxes and other similar fees, Taxes (other than income Taxes) imposed on it and expenses required to maintain the corporate existence such common parent and any intermediate holding companies in the chain of ownership between the Borrower and such common parent; provided that for each taxable period the amount of the Tax Distribution shall not be greater than the amount of such taxes that would have been due and payable by the Borrower and its relevant Subsidiaries filed in a consolidated, combined, unitary or similar type return with the Borrower as the consolidated parent.

“Term Loan” means, collectively, the Initial Term Loan and each Delayed Draw Term Loan.

“Term Loan Commitment” means, collectively, the Initial Term Loan Commitment and the Delayed Draw Term Loan Tranche A Commitment.

“Term Loan Maturity Date” means [*].

“Term SOFR” means, for any calculation with respect to the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” has the meaning specified in Section 2.18.

“Test Date” has the meaning specified in the definition of Excluded Subsidiary.

“Title Company” has the meaning specified in Section 5.11.

“Title Policy” has the meaning specified in Section 5.11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Total Initial Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments.

“Tranche B Election Notice” shall mean [*]

“Transaction Costs” means the reasonable and documented fees, costs and expenses payable by Borrower or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland.

“U.S.” or “United States” means the United States of America (including all possessions and territories thereof).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Loan Parties” means, collectively, Loan Parties organized under the laws of the United States of America, any State thereof or the District of Columbia. As of the Closing Date, the U.S. Loan Parties are the Borrower and FibroGen INTL LLC, a Delaware limited liability company.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(d)(i)(B)(3).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.11(b).

“Weighted Average Life to Maturity” means, [*]

Section 1.2 Accounting and Other Terms.

(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at [*] of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded, (ii) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the [*] and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or the Required Lenders or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent or the Required Lenders) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or the Required Lenders or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 1.3 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, including any Applicable Premium,(ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid other than contingent liabilities for which no claim has been made in writing, and (iii) all fees, charges (including loan fees, service fees, professional fees, and expense reimbursement) and other Obligations that have accrued hereunder or under any other Loan Document and are unpaid (other than contingent liabilities for which no claim has been made in writing), and (b) the termination of all of the Term Loan Commitments. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (c) any reference herein to any Person shall be construed to included such Person’s successors and permitted assigns. This Section 1.3 shall apply, mutatis mutandis, to all Loan Documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 1.4 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

Section 1.5 Certain Matters of Construction. References in this Agreement to “determination” by Administrative Agent shall be deemed to refer to “determinations” by the Required Lenders and include good faith estimates by the Required Lenders (in the case of quantitative determinations) and good faith beliefs by the Required Lenders (in the case of qualitative determinations). [*] Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of Administrative Agent, any agreement entered into by Administrative Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by Administrative Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by Administrative Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Administrative Agent and the Lenders. [*] All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.6 [Reserved].

Section 1.7 Limited Condition Transactions. [*]

Article II

LOANS

Section 2.1 Term Loans.

(a) Initial Term Loans; Delayed Draw Term Loans Tranche A; Delayed Draw Term Loans Tranche B. Subject to the terms and conditions hereof:

(i) each Lender severally agrees to make, on the Initial Funding Date, an Initial Term Loan to Company in an amount equal to such Lender’s Initial Term Loan Commitment;

(ii) each Lender severally agrees to make, on one occasion during the Delayed Draw Commitment Period (and, in any event, during the Delayed Draw Commitment Period, the company shall be obligated to request), Delayed Draw Term Loans Tranche A to Company in an aggregate amount equal to such Lender’s Delayed Draw Term Loan Tranche A Commitment; and

(iii) subject to the approval of Lenders in their sole discretion, each Lender may, severally and not jointly, make Delayed Draw Term Loans Tranche B to Company in an aggregate amount not to exceed $37,500,000 on the DDTL Funding Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Company may make only one borrowing under the Initial Term Loan Commitment, which shall be on the Initial Funding Date, and may make only one borrowing under the Delayed Draw Term Loan Tranche A Commitment. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.9, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment and Delayed Draw Commitment shall terminate immediately and without further action on the Credit Date on which such Lender funds Initial Term Loans or Delayed Draw Term Loans, respectively, after giving effect to the funding of such Term Loans on such Credit Date.

(b) Borrowing Mechanics for Term Loans.

(i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than [*] permitted by Administrative Agent), with respect to Term Loans made on the Initial Funding Date. Following the Initial Funding Date (and subject to the conditions set forth in Section 3.2), during the Delayed Draw Commitment Period, Company shall deliver to Administrative Agent a fully executed Funding Notice [*] permitted by the Administrative Agent. [*] upon receipt by Administrative Agent of any such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written or facsimile notice believed by Administrative Agent in good faith to be from Company (or from any Authorized Officer thereof designated in writing purportedly from Company to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Company until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii) Each Lender shall make its applicable Term Loan available to Administrative Agent [*], at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein as confirmed in writing by the Lenders (or their counsel) to the Administrative Agent, following Administrative Agent’s receipt of each wire transfer from the Lenders, Administrative Agent shall make the proceeds of the applicable Term Loans available to Company [*].

(iii) Upon satisfaction of the Delayed Draw Funding Milestone, Company shall make one (1) draw of Delayed Draw Term Loans Tranche A on the DDTL Funding Date in the principal amount of $37,500,000.

(iv) If the Lenders, in their sole discretion, provide the Tranche B Election Notice within the timeframe described in the definition thereof, the Company shall make one (1) draw of Delayed Draw Term Loans Tranche B in the principal amount of up to the amount specified in the Tranche B Election Notice (which shall not exceed $37,500,000) on the DDTL Funding Date.

(c) Pro Rata Shares; Availability of Funds.

(i) Pro Rata Shares. [*].

(ii) Availability of Funds. [*]

Section 2.2 Use of Proceeds. [*]

Section 2.3 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Term Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Company and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Term Loans (and stated interest thereon), and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any Term Loan. Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. [*]

Section 2.4 Interest.

(a) [*].

(b) [reserved].

(c) [reserved].

(d) [*].

(e) [*].

Section 2.5 [Reserved].

Section 2.6 Default Interest. [*].

Section 2.7 Fees.

(a) [*]

(b) [*]

(c) [*]

Section 2.8 Repayment of Term Loans. [*].

Section 2.9 Voluntary Prepayments and Commitment Reductions.

(a) Voluntary Prepayments.

(i) [*].

(ii) [*]

(b) Voluntary Commitment Termination. [*]

Section 2.10 Mandatory Prepayments.

(a) Asset Sales.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(i) [*]

(ii) Nothing contained in this Section 2.10(a) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.9.

(b) Insurance/Condemnation Proceeds. [*]

(c) Issuance of Debt. [*].

(d) [*]

(e) Prepayment Certificate. Concurrently with any prepayment of the Term Loan pursuant to Section 2.10(a) through Section 2.10(d), Company shall deliver to Administrative Agent a written notice of such prepayment and a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders pursuant to the Lender Fee Letter, if any, as the case may be. [*]

Section 2.11 Application of Prepayments.

(a) Application of Prepayments of Term Loans. [*]

(b) Waivable Mandatory Prepayment. [*]

(c) [*]

Section 2.12 General Provisions Regarding Payments.

(a) [*].

(b) [*].

(c) [*].

(d) [*].

(e) [*].

(f) [*]

(g) [*]

(h) In the event of a direct conflict between the priority provisions of Section 2.12(f) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.12(f) shall control and govern.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 2.13 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Term Loans, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Term Loans in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.14 Increased Costs; Capital Adequacy Adjustment.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.15 (which shall be controlling with respect to the matters covered thereby), in the event that Administrative Agent or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by Administrative Agent or such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects Administrative Agent or such Lender (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to Administrative Agent or such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Administrative Agent or such Lender; or (iii) imposes any other condition (other than with respect to Taxes) on or affecting Administrative agent or such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to Administrative Agent or such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by Administrative Agent or such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall [*] pay to Administrative Agent or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Administrative Agent or such Lender in its sole discretion shall determine) as may be necessary to compensate Administrative Agent or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Administrative Agent or such Lender shall deliver to Company (with a copy to Administrative Agent, if applicable) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent or such Lender under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans or other obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within [*] after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.15 Taxes; Withholding, Etc.

(a) Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding on account of, any Tax. If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Loan Party to Administrative Agent or any Lender under any of the Loan Documents: (1) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (2) Company or the applicable Loan Party shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (3) if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such deductions, withholdings or payments applicable to additional sums payable under this Section 2.15), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (4) within [*] after paying any sum from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent evidence satisfactory to Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority.

(b) Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities (or, at the option of Administrative Agent, timely reimburse it for the payment of) any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Within [*] after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent evidence satisfactory to Administrative Agent that such Other Taxes have been paid to the relevant Governmental Authority.

(c) Tax Indemnification.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(i) The Loan Parties hereby jointly and severally indemnify and agree to hold Administrative Agent and any Lender harmless from and against all Indemnified Taxes (including, without limitation, Indemnified Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.15) payable or paid by such Person or required to be withheld or deducted from a payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted. Such indemnification shall be paid within [*] from the date on which Administrative Agent or Lender makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Each Lender shall severally indemnify Administrative Agent, within [*] after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph.

(d) Evidence of Exemption From Withholding Tax.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(d)(i)(A), (i)(B) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or [*] notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower.

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(iii) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(d)(iii), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.15(d)(iii) that such Lender is not legally able to deliver.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(e) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.16 Obligation to Mitigate. Each Lender agrees that, as [*] as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.13, 2.14 or 2.15, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.13, 2.14 or 2.15 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.16 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.17 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) a Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; and (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.17, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.17. The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 2.18 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Company that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within [*] after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within [*] after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) [*], the Replacement Lender shall pay to Terminated Lender [*] pursuant to Section 2.7; (2) [*], Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14 or 2.15; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. For the avoidance of doubt, all fees that would otherwise be due and payable to any Non-Consenting Lender, including, without limitation, any Applicable Premium, shall continue to be due and payable to such Non-Consenting Lender; provided that, any payments in connection with such assignment pursuant to this Section 2.18 shall not be subject to the Applicable Premium pursuant to Section 2.11(a).

Article III

CONDITIONS PRECEDENT

Section 3.1 Closing Date. The effectiveness of this Agreement, and the obligation of each Lender to make a Credit Extension on the Initial Funding Date, is subject to the satisfaction, or waiver by the Required Lenders, of the following conditions on or before the Closing Date:

(a) Loan Documents. Administrative Agent shall have received copies of each Loan Document duly executed and delivered by each applicable Loan Party and each Lender.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received a Secretary’s or Director’s Certificate for each Loan Party attaching (i) copies of each Organizational Document of such Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and, to the extent applicable, incumbency certificates of the officers or directors of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, assistant secretary or a director as being in full force and effect without modification or amendment; (iv) the unanimous resolutions of all shareholders of FibroGen International (Hong Kong) Limited approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by a director of FibroGen International (Hong Kong) Limited as being in full force and effect without modification or amendments; (v) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (vi) such other documents as Administrative Agent or the Lenders may reasonably request.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.2.

(d) Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e) Personal Property Collateral. In order to create in favor of Administrative Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Administrative Agent shall have received:

(i) evidence satisfactory to Administrative Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of Capital Stock (including stock certificates, if any, representing pledged Capital Stock along with appropriate endorsements), instruments and chattel paper, and any agreements governing deposit and/or securities accounts as provided therein and a duly executed authorization to pre-file UCC-1 financing statements), together with (A) appropriate financing statements on Form UCC‑1 in form for filing in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement and each other Collateral Document and (B) evidence satisfactory to Administrative Agent of the filing of such UCC-1 financing statements;

(ii) a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

(f) Financial Statements; Projections. Lenders shall have received from Borrower (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) the Projections.

(g) [Reserved].

(h) Opinions of Counsel to Loan Parties. [*].

(i) Fees. Company shall have paid to Administrative Agent, the fees and expenses then due and payable pursuant to Section 2.7 and Section 10.2.

(j) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a duly executed Solvency Certificate of the chief financial officer of Borrower, dated as of the Closing Date and addressed to Administrative Agent, and in form, scope and substance satisfactory to Administrative Agent and the Lenders, certifying that after giving effect to the consummation of the transactions contemplated herein including the funding of the Initial Term Loan on the Initial Funding Date, Borrower and its Subsidiaries are and will be Solvent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(k) Closing Date Certificate. Company shall have delivered to Administrative Agent a duly executed Closing Date Certificate, together with all attachments thereto.

(l) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Loan Documents or that would reasonably be expected to have a Material Adverse Effect.

(m) [Reserved].

(n) No Material Adverse Effect/Material Regulatory Liability. Since December 31, 2022, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect or a Material Regulatory Liability.

(o) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, shall be satisfactory in form and substance to Administrative Agent, and Administrative Agent shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(p) Bank Regulations. Administrative Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Administrative Agent.

(q) [Reserved].

(r) Representations and Warranties. The representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

(s) No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.

(t) No Contravention. The making of the Term Loan shall not contravene any law, rule or regulation applicable to Administrative Agent or any Lender.

(u) Registrations. All Registrations from the relevant Governmental Authority in the Specified Territories in respect of Roxadustat shall be valid and subsisting and in full force and effect.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document or item required to be approved by or satisfactory to Administrative Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 3.2 Conditions to Each Credit Extension. The obligation of each Lender to make the Initial Term Loan on the Initial Funding Date or any other Loan on any date following the Closing Date is subject to the satisfaction, or waiver by the Required Lenders, of the following conditions precedent:

(b) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice as and when required by Section 2.1(b)(i).

(c) Representations and Warranties. As of as of the applicable Credit Date, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Credit Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(d) No Default or Event of Default. As of as of the applicable Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(e) Minimum Qualified Cash.

(i) With respect to the Initial Funding Date, Administrative Agent shall have received evidence reasonably satisfactory to it that the Loan Parties shall be in compliance with Section 6.8 on the Initial Funding Date [*].

(ii) With respect to any other Credit Date, Administrative Agent shall have received evidence reasonably satisfactory to it that the Loan Parties shall be in compliance with Section 6.8 on such Credit Date [*].

(f) Fees. On each Credit Date, the Loan Parties shall have paid all fees, costs and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.7, and Section 10.2 hereof.

(g) Funding Milestones. With respect to any Delayed Draw Term Loan Tranche A, on the DDTL Funding Date, the Delayed Draw Funding Milestone shall have occurred and the Company shall have delivered a certificate executed by an Authorized Officer certifying that the Delayed Draw Funding Milestone has occurred.

(h) Lender Approval. With respect to any Delayed Draw Term Loan Tranche B, the funding of such Delayed Draw Term Loan Tranche B shall have been approved by each applicable Lender in its sole and absolute discretion (as evidenced by the delivery of a Tranche B Election Notice).

Article IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to the Administrative Agent and Lenders, [*], that the following statements are true and correct:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.1 Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized or incorporated, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1 (to the extent applicable) as of the Closing Date, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Company, to make the borrowings hereunder, and (c) is qualified to do business and, to the extent applicable, in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or, to the extent applicable, in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

Section 4.2 Capital Stock and Ownership. The Capital Stock of each of Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any Subsidiary of Borrower is a party requiring, and there is no membership interest or other Capital Stock of such Subsidiary outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Capital Stock of Borrower or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

Section 4.3 Due Authorization. The execution, delivery and performance of the Loan Documents and the consummation by each Loan Party of the transactions contemplated hereby and by the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 4.4 No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of (i) any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, except, in the cases of clauses (a)(i) and (a)(iii), as would not reasonably be expected to result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract or Other Relevant Contract; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties except as would not reasonably be expected to result in a Material Adverse Effect; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract or Other Relevant Contract, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

Section 4.5 Governmental Consents. As of the Closing Date, the execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent or the Lenders on behalf of the Adminstrative Agent for filing and/or recordation.

Section 4.6 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets and, condition (financial condition or otherwise) of the Company and prospects of Borrower and any of its Subsidiaries taken as a whole.

Section 4.8 Projections. On and as of the Closing Date, the Projections of Borrower and its Subsidiaries for the period of Fiscal Year 2023 through and including Fiscal Year 2026, (the “Projections”) are based on good faith estimates and assumptions made by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Borrower believed that the Projections were reasonable.

Section 4.9 No Material Adverse Effect. Since December 31, 2022, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, Etc. There are no Adverse Proceedings that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) individually or in the aggregate, would materially impair Administrative Agent’s security interest in the Collateral, Borrower’s and its Subsidiaries’ respective rights, powers or remedies with respect to applicable Products or could otherwise reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules, laws or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except to the extent such default could not reasonably be expected to result in a Material Adverse Effect.

Section 4.11 Payment of Taxes. All federal and state Tax returns and all other material Tax returns and reports of Borrower and its Subsidiaries required to be filed by or with respect to any of them have been timely filed, and all federal and state Taxes and all other material Taxes due and payable upon Borrower and its Subsidiaries and upon or with respect to their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. There is no pending or, to the knowledge of Borrower, proposed Tax assessment, deficiency, audit or other proceeding against Borrower or any of its Subsidiaries. Notwithstanding the foregoing, in the case of any Credit Date, matters occuring after the Closing Date that are permitted under Section 5.3 shall not violate this Section 4.11 with respect to such Credit Date.

Section 4.12 Properties, Title. Each of Borrower and its Subsidiaries has (a) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9 or (ii) defects in title or interests which would not, individually or in the aggregate, reasonably be expected to interfere with the Borrower or its applicable Subsidiary’s ability to conduct its business as currently conducted or utilize such property for its intended purpose. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Permitted Liens). As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of all property owned or leased by Borrower and its Subsidiaries or where Collateral or books and records are located.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.13 Environmental Matters. Except as any such failure could not reasonably be expected to result in a Material Adverse Effect:

(a) No Environmental Claim has been asserted against any Loan Party or any predecessor in interest nor has any Loan Party received written notice of any threatened or pending Environmental Claim against Loan Party or any predecessor in interest.

(b) There has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently owned or operated by any Loan Party.

(c) The operation of the business of, and each of the properties owned or operated by, each Loan Party are in compliance with all Environmental Laws.

(d) Each Loan Party holds, and is in compliance with, those Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it.

Section 4.14 No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.15 Material Contracts. All Material Contracts and Other Relevant Contracts are in full force and effect and no defaults currently exist thereunder (other than as described in Schedule 4.15).

(a) Except as described in Schedule 4.15, each Material Contract and Other Relevant Contract is a legal, valid and binding obligation of Borrower, its Subsidiaries and, to the knowledge of Borrower or its Subsidiaries, each other party thereto, is enforceable in accordance with its terms and is in full force and effect, subject bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither Borrower nor its Subsidiaries, nor to the knowledge of Borrower or its Subsidiaries, any other party to any Material Contract or Other Relevant Contract, is or was in material breach or default, under the terms of any Material Contract or Other Relevant Contract, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a breach or default by Borrower or any of its Subsidiaries thereunder that could result in any material liability to Borrower or such Subsidiary or termination of such Material Contract or Other Relevant Contract. Except as described in Schedule 4.15, neither the Buyer nor any of its Subsidiaries has received any written notice from any party to any Material Contract or Other Relevant Contract asserting or to the knowledge of Borrower, threatening to assert, any material breach or default under the terms of any Material Contract or Other Relevant Contractor circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract or Other Relevant Contract (or in each case any provision thereof) or the acceleration of such Borrower’s or Subsidiary’s obligations thereunder.

Section 4.16 Governmental Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.17 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any similar regulation in any other jurisdiction.

Section 4.18 Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that has resulted or could resaonably be expected to result in a Material Adverse Effect.

Section 4.19 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.20 Solvency. Borrower is individually, and the Loan Parties and their Subsidiaries on a consolidated basis, are and upon the occurrrence of the Credit Extension by the Borrower [*], will be, Solvent.

Section 4.21 ERISA. Assuming for purposes of this representation that the Lender is not, and will not be, using “plan assets” (within the meaning of 29 CFR §2510.3-101 et seq., as modified by Section 3(42) of ERISA (the “Plan Assets Regulation” or any similar applicable law)) of one or more employee benefit plans with respect to the entrance into, participation in, administration of and performance under this Agreement and the other Loan Documents, the Borrower’s performance under this Agreement and the other Loan Documents will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. The underlying assets of Borrower and its Subsidiaries do not constitute “plan assets” within the meaning of the Plan Assets Regulation.

Section 4.22 Compliance with Statutes, Etc. Each of Borrower and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non‑compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23 Intellectual Property.

(a) To the knowledge of Borrower and its Subsidiaries, each of Borrower and its Subsidiaries own, or hold valid licenses in, all Intellectual Property Rights that are necessary to the conduct of its business as currently conducted and proposed to be conducted, including the discovery, development, manufacture, use and Commercialization of the Products, except, in the case of any Product (Non-Core), where the failure to own or hold such rights would not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 4.23(a), Borrower and its Subsidiaries have the exclusive right and license to develop, manufacture, use and Commercialize the Products under the Product Intellectual Property Rights, the Registrations, and the Regulatory Documentation, except, in the case of any Product (Non-Core), where the failure to have such exclusive rights and licenses would not reasonably be likely to result in a Material Adverse Effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Schedule 4.23(b) sets forth a true, correct and complete listing under separate headings, of all Contractual Obligations, whether written or oral, (i) under which Borrower or its Subsidiaries is granted a license or right to use any Product Intellectual Property Rights that any other Person owns, or owes any royalties or other payments to any Person for the use of any Product Intellectual Property Rights, (ii) under which Borrower or its Subsidiaries have granted any Person any right or interest in any Product Intellectual Property Rights, and (iii) that otherwise affect Borrower or its Subsidiaries’ use of or rights in the Product Intellectual Property Rights (including co-existence agreements and covenants not to sue), except, in the case of Contractual Obligations relating solely to any Product (Non-Core), where such Contractual Obligations are not material to the research, development, use, import or Commercialization of such Product (Non-Core) (collectively, “License Agreements”). Each License Agreement identified on Schedule 4.23(b) is a valid and binding obligation of Borrower and the counterpart(ies) thereto and is enforceable against each counterparty thereto in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law). There are no unpaid fees, royalties, indemnification payments, or other amounts owed under any License Agreements that have become overdue, or that are reasonably expected to become overdue, other than any such unpaid fees, royalties or indemnification payments that are being contested in good faith. Borrower has not received any written notice in connection with any such License Agreement challenging the validity, enforceability or interpretation of any provision of such agreement. Except as set forth in Schedule 4.23(b), neither Borrower nor or any of its Subsidiaries is in material breach of or default under any License Agreement to which it is a party or may otherwise be bound, and to the knowledge of Borrower, no circumstances or grounds exist that would give rise to a claim of material breach or right of rescission, termination, non-renewal, revision, or amendment of any of the License Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents. Borrower has not (A) given written notice to a counterparty of the termination of any such License Agreement (whether in whole or in part) or any written notice to a counterparty expressing any intention to terminate any such License Agreement or (B) received from a counterparty thereto any written notice of termination of any such License Agreement (whether in whole or in part) or any written notice from a counterparty stating its intention to terminate any such License Agreement. Borrower has not consented to any assignment by the counterparty to any License Agreement of any of its rights or obligations under any such License Agreement, and, to the knowledge of Borrower, the counterparty has not assigned any of its rights or obligations under any such License Agreement to any Person. Borrower has not notified in writing the respective counterparty to any License Agreement or any other Person of any claims for indemnification under any License Agreement nor has Borrower received any written claims for indemnification under any License Agreement. Borrower has not received any written notice from, or given any written notice to, any counterparty to any License Agreement alleging any infringement of any of the Patents licensed thereunder.

(c) As of the date hereof, Schedule 4.23(c) sets forth a true, correct and complete listing, including the owner and registration or application number, of all the Product Intellectual Property Rights that are U.S. (federal or state) and foreign (i) Patents, and identifies the owner of each such patent/application, (ii) registered trademarks and trademark applications, (iii) registered copyrights and copyright applications, (iv) domain names, and (v) any other form of registered Product Intellectual Property Rights. Except as identified in Schedule 4.23(c), (i) the owner listed on Schedule 4.23(c) is the exclusive owner of such registration or application; (ii) to the best of Company’s and its Subsidiaries’ knowledge, such registrations are valid, subsisting and enforceable; (iii) none of the registrations or applications have lapsed or been abandoned, cancelled or expired, except for registrations or applications abandoned in the ordinary course of business; (iv) Company has taken all reasonable steps to maintain such registrations or applications, including by timely filing fees and responses; and (v) each individual associated with the filing and prosecution of such registrations or applications, including the named inventors in the case of the Product Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any patent office, including the USPTO, in those jurisdictions where such duties exist. Company may update this list to add additional registrations or applications, so long as such amendment occurs by written notice to Administrative Agent, subject to Borrower’s obligations and restrictions under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(d) Neither Borrower nor any of its Subsidiares is a party to any pending, and neither the Company nor any of its Subsidiaries has received written notice of any threat of any, opposition, interference, reexamination, inter partes review, post-grant review, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) that challenges the legality, scope, validity, enforceability, infringement, ownership, inventorship or other rights with respect to any of the Product Intellectual Property Rights, except, in the case of any Product (Non-Core), where such Dispute, if resolved adversely to Borrower, its Subsidiaries or their licensees or licensors, would not reasonably be expected to result in a Material Adverse Effect, and to the knowledge of the Borrower and its Subsidiaries, there are no facts that could provide a reasonable basis for such a claim. Borrower and its Subsidiaries have not received any written notice that there is any, and to their knowledge there is no, Person who is or claims to be an inventor under any of the Product Patents who is not a named inventor thereof except, in the case of any Product (Non-Core), where the failure to name the correct inventor would not reasonably be likely to result in a Material Adverse Effect.

(e) Neither the Borrower nor any of its Subsidiaries is party to any past or pending, and neither the Borrower nor its Subsidiaries has received written notice of any threat of any, and to the knowledge of Borrower and its Subsidiaries no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could reasonably be expected to give rise to or serve as a basis for any, action, suit, or proceeding, or any investigation or claim by any Person that claims or alleges that the discovery, development, manufacture, use or Commercialization of any Product, once marketed, does or could infringe on any Patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights, except, in the case of any Product (Non-Core), where the failure to own, have a license to or otherwise hold such rights would not reasonably be likely to result in a Material Adverse Effect, and to the knowledge of Borrower and its Subsidiaries, there is no facts that could provide a reasonable basis for such a claim.

(f) Except as disclosed in Schedule 4.23(f), neither Borrower nor its Subsidiaries has entered into any Contractual Obligation (i) creating a lien, charge, security interest or other encumbrance on, or relating to or affecting the Product Intellectual Property Rights or any of its royalties on, or proceeds from, sales of the Product, (ii) pursuant to which Borrower or its Subsidiaries has sold, transferred, assigned or pledged to any Person royalties on, or proceeds from, sales of the Product, or (iii) providing for milestone payments or similar development-, commercialization- or intellectual property-related payments to any Person applicable (or that with further development and commercialization may become applicable) to the Product.

(g) There are no back-up products currently designated or in development for any Product (Core) by Borrower or its Subsidiaries.

Section 4.24 Insurance. Each of Borrower and its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Required Lenders (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.24 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

Section 4.25 [Reserved].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.26 Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, in each case, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.27 Bank Accounts and Securities Accounts. Schedule 4.27 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.28 Security Interests. The Collateral Documents create in favor of Administrative Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.1(e), the posssession by Administrative Agent of any certificated Capital Stock or instrument owned by such Loan Party, the recording of the Collateral Assignments for Security referred to in each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the service of notice and provisions of other deliverables in accordance with the Cayman Share Mortgages,the China Equity Pledge, the Hong Kong Collateral Agreement, and the Hong Kong Charge, such security interests in and Liens on the Collateral granted thereby shall be perfected First Priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of the Collateral Assignments for Security pursuant to each Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign Intellectual Property and (d) such other filings as are required under the Cayman Share Mortgages, the China Equity Pledge, the Hong Kong Collateral Agreement and the Hong Kong Share Charge.

Section 4.29 PATRIOT ACT and FCPA. To the extent applicable, each Loan Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001 (the “PATRIOT Act”). None of the Loan Parties nor any Affiliates of any Loan Parties is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. None of the Loan Parties, nor any Affiliates of any Loan Parties, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans or other transactions contemplated hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

Section 4.30 [Reserved].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.31 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements made or furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. The information provided by the Loan Parties to Lenders in the Perfection Certificate (as supplemented in accordance with Section 5.1(n)) is true and correct in all material respects as of the date such Perfection Certificate was delivered.

Section 4.32 Use of Proceeds. The proceeds of the Term Loans shall be applied by Company to support business growth, working capital and other general corporate purposes of Borrower and its Subsidiaries. No portion of the proceeds of the Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.33 Regulatory Compliance.

(a) Each of Borrower and its Subsidiaries have all Registrations from the FDA, comparable foreign counterparts or any other Governmental Authority required to conduct their respective businesses as currently conducted, except where the failure to have all such Registrations would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Each of such Registrations is valid and subsisting in full force and effect, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of Borrower and its Subsidiaries, (i) neither FDA nor any other applicable Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the scope of the marketing authorization or the labeling of any Products under such Registrations, and (ii) Borrower and its Subsidiaries are in good standing with respect to each Registration and each applicable Governmental Authority and no fact or circumstance has arisen until the Signing Date which may reasonably give rise to any action of this type in the future. To the knowledge of Borrower and its Subsidiaries, there is no false or materially misleading information or material omission in any Product application or other notification, submission or report to the FDA or any other applicable Governmental Authority that was not corrected by subsequent submission, and all such applications, notifications, submissions and reports provided by Borrower and its Subsidiaries were true, complete, and correct in all material respects as of the date of submission to FDA or any other applicable Governmental Authority, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Borrower and its Subsidiaries have not failed to fulfill and perform their obligations which are due under each such Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause the revocation, termination or suspension or material limitation of any such Registration, including but not limited to any form of clinical hold order, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of Borrower and its Subsidiaries, any third party that develops, researches, manufactures, commercializes, distributes, sells or markets Products pursuant to an agreement with Borrower or its Subsidiaries (a “Loan Party Partner”) is in compliance with all Registrations from the FDA and any comparable Governmental Authority insofar as they pertain to Products, and each such Loan Party Partner is, and since April 1, 2020 has been, in compliance with applicable Public Health Laws, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. The Company is not required to give notice to, make any filing with, or obtain any consent from any Governmental Authority at any time prior to the Closing Date in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by the Loan Documents.

(b) Each of Borrower and its Subsidiaries is in compliance, and since April 1, 2020 has been in compliance, with all Public Health Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in Material Regulatory Liabilities.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) To the extent applicable, all products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered by or on behalf of Borrower or any of its Subsidiaries, that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have, since April 1, 2020, been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered in compliance with the Public Health Laws, except for such noncompliance that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of Borrower and its Subsidiaries, there are no defects in the design or technology embodied in any Products that are reasonably expected to prevent the safe and effective performance of any such Product for its intended use (other than such limitations specified in the applicable package insert), except for such defects that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities or other Liabilities. None of the Products has been the subject of any products liability or warranty action against Borrower or its Subsidiaries or any non-legal claim for clinical trial compensation by trial participants, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

(d) Neither Borrower nor any of its Subsidiaries is currently subject to any material obligation arising pursuant to a Regulatory Action and, to the knowledge of Borrower and its Subsidiaries, no such material obligation or Regulatory Action has been threatened by a Governmental Authority in writing, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. In addition, and without limitation on the foregoing, neither Borrower nor any of its Subsidiaries has since July 1, 2020 received any written notice or communication from the FDA, comparable foreign counterparts or any other Governmental Authority alleging material non-compliance with any Public Health Law or comparable foreign laws, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

(e) Except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities, to the knowledge of Borrower and its Subsidiaries, no Loan Party Partner has since July 1, 2020 received any written notice or communication from the FDA or any other Governmental Authority alleging material noncompliance with any Public Health Law, including without limitation any notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA or other Governmental Authority relating to such Loan Party Partner’s work for Borrower or such Subsidiary. Except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities, there have been no recalls, field notifications, field corrections, market withdrawals or replacements, detentions, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an actual or potential lack of safety, efficacy, or regulatory compliance of any Products (“Safety Notices”) or clinical hold orders issued by the FDA or comparable foreign counterparts with respect to an ongoing or anticipated clinical trial of any Product, and to the knowledge of Borrower and its Subsidiaries, there are no facts or circumstances that are reasonably likely to result in (x) a Safety Notice, (y) a material change in labeling of any Product, or (z) a termination or suspension of research, testing, manufacturing, distribution, or commercialization of any Product.

Section 4.34 Government Contracts. Except as set forth on Schedule 4.34 as of the Closing Date hereof, neither Borrower nor any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and none of Borrower’s or such Subsidiary’s accounts receivables or other rights to receive payment are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law.

Section 4.35 Healthcare Regulatory Laws.

(i) Each of Borrower and its Subsidiaries is operating, and since April 1, 2020 has been operating in material compliance with applicable Public Health Laws and Health Care Program Laws.

(b) None of Borrower and its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any Regulatory Action, including without limitation, any written order, individual integrity agreement, corporate integrity agreement, deferred or non-prosecution agreement or other written agreement with any Governmental Authority in the Specified Territories concerning their compliance with Public Health Laws and Health Care Program Laws.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) None of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor to the knowledge of Borrower and its Subsidiaries, any Loan Party Partner: (i) has been, since April 1, 2020 , charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has had, since April 1, 2020 , a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act; (iii) has been listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (iv) to the knowledge of Borrower and its Subsidiaries, is the target or subject of any current or potential suit, claim, action, proceeding, arbitration, mediation, inquiry, subpoena or investigation relating to any of the foregoing or any Federal Health Care Program-related offense, or which could result in the imposition of material penalties or the debarment, suspension or exclusion from participation in any Federal Health Care Program or equivalent regulations in the Specified Territories. To the knowledge of the Borrower, none of Borrower and its Subsidiaries, nor any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, nor has any Loan Party Partner, has been debarred, excluded, disqualified or suspended from participation in any Federal Health Care Program or under any FDA Laws (including 21 U.S.C. § 335a) or equivalent regulations in the Specified Territories.

(d) None of the Borrower and its Subsidiaries nor, to the knowledge of the Borrower and its Subsidiaries, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, and its Subsidiaries, any Loan Party Partner, has, since April 1, 2020 , violated or engaged in any activity that is in violation of any Public Health Law or Health Care Program Laws, except as would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities, or cause for false claims liability, civil penalties or mandatory or permissive exclusion from any Federal Health Care Program.

(e) To the knowledge of Borrower and its Subsidiaries, no person has filed or has threatened to file against Borrower or any of its Subsidiaries, an action relating to any FDA Law, Public Health Law or Health Care Program Law under any whistleblower statute, including without limitation, the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(f) As of the Closing Date, the Borrower and its Subsidiaries do not receive any reimbursement directly from any U.S. third-party payor program, including Federal Healthcare Programs, for any Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 4.36 Data Protection. Each of Borrower and its Subsidiaries is operating, and since July 1, 2017 has been operating in material compliance with: (i) applicable Data Protection Laws; (ii) applicable industry standards; (iii) contractual obligations to which Borrower or any Subsidiaries is bound; and (iv) all of Borrower and each of its Subsidiaries’ internal privacy policies, in each case relating to privacy, data protection, consumer protection, consent or the collection, retention, protection, and use of Personal Information collected, used or maintained by Borrower or by third parties having access to the records of Borrower and each of its Subsidiaries that contain any Personal Information, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each of Borrower and its Subsidiaries has adopted and published privacy notices and policies that accurately describe the privacy practices of Borrower or any Subsidiary (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect (collectively, with each of Borrower and each of its Subsidiaries’ internal privacy policies, the “Privacy Policies”). The execution, delivery and performance of this Agreement complies and will comply with all Data Protection Laws and Borrower’s and each Subsidiary’s Privacy Policies in each case in all material respects, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither Borrower nor any Subsidiary, nor to the knowledge of Borrower and its Subsidiaries, any third party acting on behalf of Borrower or any Subsidiary, has experienced any incidences in which Personal Information was or may have been stolen or improperly accessed, including any breach of security or other loss, unauthorized access, use or disclosure of Personal Information in the possession, custody or control of Borrower or any of its Subsidiaries or any third party acting on behalf of Borrower or any Subsidiary, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither Borrower nor any Subsidiary, nor, to the knowledge of Borrower and its Subsidiaries, any third party acting on behalf of Borrower or any Subsidiary, has received any: (i) written, or to the knowledge of Borrower or its Subsidiaries, oral inquiry or complaint alleging noncompliance with Data Protection Laws; (ii) written or, to the knowledge of Borrower or its Subsidiaries, oral claim for compensation for loss or unauthorized collection, processing or disclosure of Data or other Personal Information; or (iii) written or, to the knowledge of Borrower or its Subsidiaries, oral notification of an application for rectification, erasure or destruction of Data or other Personal Information that is still outstanding, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

Article V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all Obligations), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.1 Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent and Lenders:

(a) [reserved].

(b) Quarterly Financial Statements. Within [*] after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter), the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (including a description of all royalty, milestone payments and licensing payments, dividends, and distributions, paid or received by Borrower or its Subsidiaries, and [*] in connection with any Product on a Product-by-Product basis during the applicable period), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) Annual Financial Statements. Within [*] after the end of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Borrower or that is otherwise reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, shall not contain any going concern emphasis of matter and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, the upcoming maturity of Indebtedness or any actual or prospective financial or liquidity covenant default under any outstanding Indebtedness);

(d) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate attaching evidence of the Cash balances contained in each Deposit Account of the Loan Parties;

(e) Royalty Reports; Notice of Disputes. [*] (but in any event within [*]) after receipt by Borrower or any of its Subsidiaries, (i) a copy of any royalty reports or similar reports outlining fees to be paid or payable with respect to any Product (Core) from any third party Licensee or (ii) any notices of any third party disputes with respect to a Product (Core), any Material Contract, or any Product Intellectual Property Rights to the extent the Company is required to file a current report with the SEC on Form 8-K if the Company were required to file such reports or to the extent notice of such disputes are provided under the documentation governing the Astellas Royalty Transaction.

(f) [Reserved].

(g) Notice of Default. [*] (but in any event within [*]) upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower with respect thereto; (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences or results in, in any case or in the aggregate, a Material Adverse Effect or Material Regulatory Liabilities, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(h) Notice of Litigation. [*] (but in any event within [*]) upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) which relates to the Products, the Product Intellectual Property or the Material Contracts, which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or which would reasonably be expected to result in Material Regulatory Liabilities or a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(i) ERISA. [*] (but in any event within [*]) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a material Liability to a Loan Party, a written notice specifying the nature thereof, what action a Loan Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(j) Insurance Report. [*] to the extent requested by the Administrative Agent, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(k) Regulatory and Product Notices. Each Loan Party shall [*] (but in any event within [*]) after the receipt or occurrence thereof notify Administrative Agent of:

(i) any written notice received by Borrower or its Subsidiaries alleging potential or actual material violations of any Public Health Law or Health Care Program Law by Borrower or its Subsidiaries,

(ii) any written notice that the FDA (or international equivalent) or other Governmental Authority is limiting, suspending or revoking any Registration (including, but not limited to, by the issuance of a clinical hold),

(iii) any written notice that Borrower or its Subsidiaries has become subject to any Regulatory Action (other than any routine inspection or investigation in the ordinary course of business),

(iv) the exclusion or debarment from any Federal Health Care Program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries or its or their Authorized Officers,

(v) any written notice that a Borrower or any Subsidiary, or to the knowledge of the Borrower, any of their licensees or sublicensees (including licensees or sublicensees under the Product Agreements or Material Contracts), is being investigated or is the subject of any allegation of potential or actual violations of any Public Health Law or Health Care Program Laws,

(vi) any written notice that any product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product is pending or threatened in writing against Borrower or its Subsidiaries, or

(vii) changing the scope of marketing authorization or the labeling of the products of Borrower and its Subsidiaries under any Registration.

except, in each case of (i) through (iii) and (v) through (vii) above, where such action would not reasonably be expected to have, either individually or in the aggregate, Material Regulatory Liabilities;

(l) Notice Regarding Material Contracts. (i) [*] (but in any event within [*]) (A) after a Loan Party or a Subsidiary of a Loan Party receives any notice (written or oral) of default or event of default under any Material Contract, or (B) after Loan Party or a Subsidiary of a Loan Party receives notice from a counterparty under a Material Contract terminating such Material Contract following a material breach by the Company or any of its Subsidiaries of their respective obligations under such Material Contract, and (ii) [*] (but in any event within [*]) upon entry into a Replacement Contract with respect to a terminated Material Contract, in each case of clauses (i) through (ii), furnish a written statement describing such event, with copies of such notices or new contracts together with all pertinent detail and information relating thereto in such Loan Party or Subsidiary of Loan Party’s possession, custody or control and to the extent allowed to be delivered pursuant to its terms, delivered to Administrative Agent, and an explanation of any actions being taken with respect thereto. Borrower shall [*] provide Administrative Agent with written notice upon the Borrower’s delivery of notice of termination to a counterparty under any Material Contract following material breach by such counterparty of its obligations under any Material Contract, to the extent such termination would be economically adverse in any material respect, taken as whole, to Borrower.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(m) Information Regarding Collateral. Company will furnish to Administrative Agent prior written notice of any change (a) in any Loan Party’s legal name, (b) in any Loan Party’s identity or (c) in any Loan Party’s U.S. federal or other taxpayer identification number (if any). Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise (including, without limitation, any statutory or public registers) and all other applicable actions, in each case, that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees [*] to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. [*], at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Administrative Agent an Officer’s Certificate (a) either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(n) and/or identifying such changes, or (b) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Perfection Certificate or pursuant to clause (a) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than [*] after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(o) Product (Core). [*], but in any event within [*] after the receipt by Borrower or any of its Subsidiaries or occurrence thereof, as applicable, notify Administrative Agent of:

(i) granting of any licenses or sublicenses under any Permitted Product Agreement with respect to Commercialization;

(ii) amending an existing, or entering into any new Permitted Product Agreement with respect to Commercialization;

(iii) any material written communications received from the FDA or other Governmental Authority that would reasonably be expected to result in a Material Adverse Effect;

in each case, to the extent related to a Product (Core).

(p) Notices relating to Intellectual Property.

(i) [*]

(ii) [*]

(q) Regulatory Documentation and Approvals. Company shall be responsible for, and shall maintain, with respect to each Product, all submissions to Governmental Authorities relating to the Products, including clinical studies, tests and biostudies, including all Product non-disclosure agreements, and the drug master files, as well as all correspondence with Governmental Authorities with respect thereto (including Registrations and licenses and regulatory drug lists, and any amendments or supplements thereto). Company shall use [*] to renew each marketing approval (a) pursuant to Section 505 of the Federal Food, Drug, and Cosmetic Act with respect to any Product (Core) described in clause (ii) of the definition thereof, and (b) pursuant to the equivalent applicable law in any Specified Territory with respect to any Product (Core) in clause (i) of the definition thereof. [*] following Administrative Agent’s reasonable request from time to time, Company shall [*] provide to Administrative Agent copies of any and all regulatory filings submitted to any such Governmental Authorities with respect to the Products;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(r) Maintenance, Defense and Enforcement of Product Patents. Company shall take all [*] steps to maintain, defend and enforce the Product Patents, including by timely filing fees and responses with the United States Patent and Trademark Office or any applicable foreign counterpart. Company shall provide prompt written notice to Administrative Agent of any material occurrences with respect to any Product Patents, and, upon Administrative Agent’s request from time to time, shall [*] provide Administrative Agent with complete and correct copies of (i) any certification received by Company, its Subsidiaries, or any of their respective licensors or licensees pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(I), (II), (III) or (IV) relating to any of the Orange Book Patents, and (ii) any pleadings, briefs, declarations, correspondence and other documents relating to any Dispute involving any of the Orange Book Patents; and

(s) ESG Reporting. Upon reasonable request of Administrative Agent, together with the Annual Financial Statements delivered pursuant to Section 5.1(c), an ESG Certificate.

(t) Other Information. [*]

[*]

Section 5.2 Existence. Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of Borrower’s Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, no Loan Party or any of Borrower’s Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if such Person’s Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.3 Payment of Taxes and Claims. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, file all Tax returns required to be filed by or with respect to Borrower or any of its Subsidiaries and timely pay all Taxes imposed upon or with respect to it or any of its properties, assets, income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings [*] instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP (or other applicable accounting principles) shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine or Lien resulting from the non-payment thereof. No Loan Party will, nor will it permit any of Borrower’s Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or its Subsidiaries).

Section 5.4 Maintenance of Properties. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent any such failure to maintain could not reasonably be expected to have a Material Adverse Effect, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent any such failure to comply could not reasonably be expected to have a Material Adverse Effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 5.5 Insurance.

(a) The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance, and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. In accordance with the timeline required under Section 5.14, the Loan Parties shall ensure that each such policy of insurance shall (1) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Secured Parties as the loss payee thereunder. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Administrative Agent may, upon [*] prior written notice to Borrower, arrange for such insurance, but at Company’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, following notice to the Borrower, Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b) Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least [*] prior written notice to Administrative Agent of the cancellation or substantial modification thereof. Receipt of such notice shall entitle Administrative Agent (but Administrative Agent shall not be obligated), upon [*] prior written notice to Loan Parties, to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance (including with respect to coverage types, limits and premiums) in place of such policies, in each case at the expense of the Loan Parties.

Section 5.6 Books and Records; Inspections. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, (a) maintain at all times at the chief executive office of Borrower copies of all material books and records of Borrower and its Subsidiaries, (b) keep adequate books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities, and (c) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit any of the properties of any Loan Party and any of Borrower’s Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all [*] (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested; provided that, absent the occurrence and continuance of an Event of Default, Administrative Agent and Lenders shall not exercise such rights more often than one time during any Fiscal Year. The Loan Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith.

Section 5.7 Lenders Calls.

(a) Borrower will, upon the reasonable request of Administrative Agent or Required Lenders, participate in a conference call of Administrative Agent and Lenders once during each Fiscal Quarter at such time as may be agreed to by Borrower and the Required Lenders.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 5.8 Compliance with Laws.

(a) Each Loan Party will comply, and shall cause each of Borrower’s Subsidiaries and all other Persons, if any, on or occupying any real property, to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), non-compliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of Borrower’s Subsidiaries to, comply with all FDA Laws and Public Health Laws, and with all applicable Health Care Program Laws, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities. All products developed, manufactured, tested, investigated, distributed or marketed by or on behalf of the Loan Parties and Borrower’s Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority have been and shall be developed, tested, manufactured, investigated, distributed, sold and marketed in compliance with the FDA Laws and any other Requirement of Law, including, without limitation, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, except where the failure to comply would not reasonably be expected to result, either individually or in the aggregate, in Material Regulatory Liabilities.

Section 5.9 Environmental.

(a) Each Loan Party shall (i) keep its real property free of any Environmental Liens; (ii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; (iii) take all steps to prevent any Release of Hazardous Materials from any property owned or operated by any Loan Party, except as any such failure could not reasonably be expected to result in a Material Adverse Effect; and (iv) ensure that there are no Hazardous Materials on, at or migrating from any property owned or operated by any Loan Party, except as any such failure could not reasonably be expected to result in a Material Adverse Effect.

(b) The Loan Parties shall [*] (but in any event within [*]) (i) notify Administrative Agent in writing (A) of any material Environmental Claims asserted in writing against or material Environmental Liabilities and Costs of any Loan Party, and (B) of any notice of Environmental Lien filed against its real property, and (ii) provide such other documents and information as reasonably requested by Administrative Agent in relation to any matter pursuant to this Section 5.9(b).

Section 5.10 Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of a Loan Party and such Person is not an Excluded Subsidiary, Company shall (a) within [*] of such Person becoming a Subsidiary or ceasing to be an Excluded Subsidiary cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(f), and 3.1(i). With respect to each such Subsidiary, Company shall [*] send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or ceased to be an Excluded Subsidiary, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof. In addition, at the election of Borrower, any Excluded Subsidiary of Borrower may become a Guarantor hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 5.11 Real Estate Assets. In the event that any Loan Party acquires fee title to Material Real Property during the term of this Loan, Borrower shall send to Administrative Agent a written notice of the occurrence of any such event [*] upon the occurrence of same. Within [*] after the acquisition of any such Material Real Property (or such later time as agreed to by Administrative Agent in its sole discretion), such Loan Party shall deliver to Administrative Agent: (a) a fully executed and notarized Mortgage, in proper form for creating a valid and enforceable lien on the Real Property described therein once recorded in the appropriate real estate records and in proper form for recording in such real estate records; (b) an opinion of counsel in the jurisdiction in which such Real Property is located with respect to the enforceability of such Mortgage and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; (c)(i) an ALTA extended mortgagee title insurance policy or an unconditional commitment therefor with respect to such Mortgage (each, a “Title Policy”) from a title company reasonably satisfactory to Administrative Agent (the “Title Company”), in an amount not less than the fair market value of such Real Estate Asset, together with a title report issued by the Title Company with respect thereto, dated not more than [*] prior to the date such Real Property was acquired and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, which Title Policy shall be effective as of the date of the Mortgage and otherwise be in form and substance reasonably satisfactory to Administrative Agent and (ii) evidence satisfactory to Administrative Agent that such Loan Party has paid to or deposited with the Title Company all expenses and premiums of the Title Company and all other sums required in connection with the issuance of such Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Real Property in the appropriate real estate records; (d) to the extent required by law, evidence of flood insurance with respect to such Real Property in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and in form and substance reasonably satisfactory to Administrative Agent; and (e) an ALTA/NSPS survey of such Real Property in form sufficient to permit the Title Company to issue the Title Policy in the form required by Administrative Agent and otherwise in form and substance satisfactory to Administrative Agent, which shall be either (1) certified to Administrative Agent and dated not more than [*] prior to the date such Real Property was acquired, or (2) accompanied by a survey or “no change” affidavit executed by the owner of such Real Property and acceptable to the Title Company to issue the Title Policy in the form required by Administrative Agent, as applicable. In addition to the foregoing, Borrower shall, at the request of Required Lenders, deliver to Administrative Agent an appraisal of such Material Real Property to verify the amount of the Mortgage and/or Title Policy, but only if required by applicable law or regulation.

Section 5.12 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Loan Party will, at its expense, [*] execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.23. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower’s Subsidiaries and all of the outstanding Capital Stock of the Subsidiaries of Borrower.

Section 5.13 Control Agreements. Each of Borrower and each Guarantor Subsidiary shall hold all of its cash and Cash Equivalents in a Deposit Account or Securities Account located or maintained in the United States (other than Excluded Accounts) subject to a Control Agreement within [*] after the Closing Date or the opening or acquisition thereof, as applicable. All such Control Agreements governed under the laws of a state or territory of the United States shall provide for “springing” cash dominion with respect to each such account, including each disbursement account.

Section 5.14 Post-Closing Matters. Company shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.14 on or before the post-closing date specified for such requirement or such later date to be determined by Administrative Agent in its sole discretion.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all Obligations), such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.1 Indebtedness. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.2 Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

Section 6.3 Material Contracts. Borrower and its Subsidiaries shall not materially breach any Material Contract, or otherwise default in any material respect under any Material Contract (beyond any applicable notice, grace or cure periods under such Material Contract); provided, that no Event of Default shall result from any Loan Party’s failure to comply with this Section 6.3, unless (i) such Material Contract has been finally terminated as a consequence of such material breach or default by the Company or any of its Subsidiaries, and (ii) by the date that is the [*] of the final termination of such Material Contract, the Loan Parties shall failed to have entered into a replacement contract with an entity that is qualified, reputable and experienced in the industry (it being understood and agreed that an agreement with a commercial sale organization that is qualified, reputable and experienced in the industry shall be deemed to constitute a replacement contract with respect to the AstraZeneca China Agreement) (each, a “Replacement Contract”) with respect to such Material Contract, the economic terms of which are not materially less favorable to the Company than the relevant Material Contract, taken as a whole, as determined by the Company in good faith. Borrower and its Subsidiaries shall not amend or permit the amendment of any provision of any Material Contract the result of which would be economically adverse in any material respect, taken as whole, to Borrower.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 6.4 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9, (b) restrictions under the Astellas Royalty Transaction Agreement, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) [reserved], (e) restrictions under any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into Loan Party that was in existence at the time of such acquisition (or at the time it merges with or into any Loan Party in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designation, (f) restrictions on cash or other deposits or net worth imposed by customers under commercial contracts entered into in the ordinary course of business, (g) encumbrances or restrictions in connection with any Permitted Product Transaction (solely with respect to the grant of the license or sublicense thereunder) or Permitted Royalty Transaction (solely with respect to a Backup Security Interest granted thereunder) that, in the good faith determination of the Borrower, are reasonably necessary or advisable in connection with such Permitted Product Transaction or Permitted Royalty Transaction, (h) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture, (i) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred hereunder to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness or contained in any agreements with respect to any Permitted Chinese Indebtedness and (j) any encumbrances or restrictions of the type referred to in the immediately preceding clauses (a) through (i) above (excluding clause (b)) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to such immediately preceding clauses (a) through (i) above (excluding clause (b)); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, no Loan Party nor any of Borrower’s Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired securing the Obligations.

Section 6.5 Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay or make any sum for any Restricted Junior Payment, in each case, except:

(a) the payment of dividends to Company’s equityholders in the form of Common Stock;

(b) (i) the issuance of Capital Stock of Company upon the exercise of any warrants, options or rights to acquire such Capital Stock, including upon conversion of any Indebtedness that is convertible into or exchangeable for Capital Stock of Company, and (y) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable into Capital Stock of Company;

(c) the payment of dividends or other Restricted Junior Payments by a Subsidiary of Borrower to Borrower or such Subsidiary’s direct parent company;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(d) the repurchase, retirement or other acquisition or retirement for value of Company’s Capital Stock held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Company or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of Borrower or any Subsidiary; provided that the aggregate amounts of all such payments made pursuant to this clause (d), shall not, [*], so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Restricted Junior Payment as of the date of such payment;

(e) (i) any payments pursuant to the Astellas Royalty Monetization Transaction permitted by the Senior Lender Intercreditor Agreement and (ii) unless an Event of Default has occurred or is continuing, any payments required to be made pursuant to Permitted Royalty Transactions (other than the Astellas Royalty Monetiztion Transaction); provided that such payments shall be made not earlier than [*] prior to the date such payments are due or in the case of any acceleration payment, true up payment or payment on account of a breach or default to the extent permitted not earlier than the date such payments are due; provided further that with respect to clause (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Restricted Junior Payment as of the date of such payment;

(f) (i) the purchase by Borrower of Common Stock (including pursuant to Permitted Equity Derivatives) contemporaneously and otherwise in connection with the incurrence of Permitted Convertible Indebtedness; provided that the aggregate consideration for such Common Stock shall not [*] received by Borrower from the incurrence of such Permitted Convertible Indebtedness, and (ii) any non-cash settlement or unwind of a Permitted Equity Derivative;

(g) other payments (other than in the form of dividends or distributions by the Borrower) [*], so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) Borrower and its Subsidiaries shall be in compliance with the covenant set forth in Section 6.8 on a pro forma basis after giving effect to such Restricted Junior Payment as of the date of such payment;

(h) any payment on contractually subordinated Indebtedness in accordance with the subordination agreement governing such Indebtedness;

(i) Restricted Junior Payments to the extent constituting a Permitted Prepayments of Certain Indebtedness by Section 6.17;

(j) the repurchase or other acquisition of Qualified Capital Stock of the Borrower deemed to occur in connection with any tax withholding required upon the grant of or any exercise or vesting of any Qualified Capital Stock of the Borrower (or options in respect thereof); and

(k) any Tax Distributions, to the extent constituting a Restricted Junior Payment permitted by Section 6.17.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 6.6 Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (h) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired or by clause (v) of the definition of Permitted Indebtedness (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement. No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Borrower from being a Loan Party (other than Subsidiaries that are Excluded Subsidiaries, other than by virtue of clause (c) or (f) of the definition thereof).

Section 6.7 Investments. Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in the making of any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

Section 6.8 Minimum Qualified Cash. The Loan Parties shall not permit the aggregate amount of Qualified Cash in Deposit Accounts or Securities Accounts located in the United States as of each Interest Payment Date (after giving pro forma effect to the interest payment due and payable on such date) to be [*].

Section 6.9 Fundamental Changes; Disposition of Assets. No Loan Party shall, nor shall it permit any of its Subsidiaries to,

(a) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, except:

(i) (x) any Subsidiary of Borrower that is a Loan Party may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; and (y) any Subsidiary of Borrower that is not a Loan Party may be merged with or into Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other Subsidiary; provided, that in each case of clauses (x) and (y), in the case of such merger involving Borrower, Borrower shall be the continuing or surviving Person and in the case of such merger not involving Borrower but involving a Guarantor Subsidiary, the Guarantor Subsidiary shall be the continuing or surviving person; or

(ii) in connection with Permitted Acquisitions and other Permitted Investments; or

(b) consummate any Asset Sale, except:

(i) Permitted Product Transactions;

(ii) any Permitted Royalty Transaction;

(iii) [reserved];

(iv) the disposition, unwinding or other termination of any Hedging Agreement or any Permitted Equity Derivative or the entry into any Permitted Equity Derivatives;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(v) Borrower or any Subsidiary may sell inventory and immaterial assets in the ordinary course of business;

(vi) dispositions of obsolete or worn out, retired or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(vii) surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business;

(viii) dispositions to Borrower or any Guarantor Subsidiary;

(ix) dispositions by any Subsidiary that is not a Loan Party pursuant to arms’ length transactions on market terms or for fair market value (as determined by the Borrower in good faith);

(x) dispositions consisting of Permitted Liens and permitted Restricted Junior Payments;

(xi) dispositions of accounts receivable in connection with the collection or compromise thereof and the sale or disposition of Cash Equivalents for cash or other Cash Equivalents;

(xii) dispositions of assets (other than any direct or indirect disposition of Material Contracts, Product (Core), Product (Core) Intellectual Property Rights, Registration with respect to any Product (Core), accounts receivables or inventory in respect of any Product (Core) or any other assets necessary or material to the research, development, use or Commercialization of any Product (Core)) so long as at least [*] paid substantially concurrently with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of; provided that for the purposes of this clause (xii), the following shall be deemed to be cash (x) any securities received by the Loan Parties or any Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents upon the closing of the applicable disposition, (y) any purchase price adjustment, milestone payment, royalty, earnout, contingent payment, back-end or other deferred payment of a similar nature, and (z) any designated non-cash consideration received in respect of such disposition having an aggregate fair market value, taken together with all other designated non-cash consideration received pursuant to this clause (z) that is at that time outstanding, [*], determined at the time of such disposition;

(xiii) dispositions of Capital Stock in any Joint Venture to the other holders of Capital Stock in such Joint Venture for fair market value; and

(xiv) other dispositions [*].

Notwithstanding anything to the contrary contained herein, (a) no assignment, transfer, contribution, license, sublicense or other disposition of any Product (Core), Product (Core) Intellectual Property Rights or Registration with respect to any Product (Core) is permitted hereunder, except (i) any Permitted Product Transactions relating to Pamrevlumab and any Permitted Product Transaction with respect to Roxadustat in effect on the Closing Date or any Replacement Contract with respect thereto and (ii) any Permitted Royalty Transaction and (b) no assignment or other disposition of Capital Stock of any Subsidiary that owns any Product (Core), Product (Core) Intellectual Property Rights or Registration with respect to any Product (Core) shall be permitted hereunder.

Section 6.10 Disposal of Subsidiary Interests. Except for any sale of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, in each case solely with respect to the interests of or in Loan Party, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 6.11 Sales and Lease Backs. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

Section 6.12 Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of Borrower’s Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), or series of related transactions, with any Affiliate of Borrower or of any such holder with [*]; provided, that the Loan Parties and Borrower’s Subsidiaries may enter into or permit to exist any such transaction if Administrative Agent has consented thereto in writing prior to the consummation thereof, provided, further, that the foregoing restrictions shall not apply to any of the following:

(a) any transaction among the Borrower and its Subsidiaries not prohibited hereunder;

(b) reasonable and customary fees paid to current or former members of the Board of Directors (or similar governing body) of Borrower and its Subsidiaries;

(c) compensation arrangements for current and former officers and other employees of Borrower and its Subsidiaries entered into in the ordinary course of business;

(d) transactions (or series of related transactions) that have [*] during the term of this Agreement and that are, in the case of each such transaction (or series of related transactions), on terms that are not less favorable to the Borrower or a Subsidiary in any material respect than would be obtainable by the Borrower or such Subsidiary at such time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the senior management or the board of directors of the Borrower); and

(e) transactions described in Schedule 6.12 (including without limitation, any intercompany licenses or other arrangements existing on the Closing Date).

Section 6.13 Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than the businesses engaged in by such Loan Party or its Subsidiaries on the Closing Date or any business reasonably related, complementary, incidental, ancillary thereto or any reasonable extensions thereto.

Section 6.14 Changes to Certain Agreements and Organizational Documents. No Loan Party shall amend or permit any amendments to any Loan Party’s Organizational Documents in a manner that is materially adverse to the Lenders in their capacities as such, including, without limitation, any amendment, modification or change to any of Loan Party’s Organizational Documents to effect a division or plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law).

Section 6.15 Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.16 Deposit Accounts and Securities Accounts. No Loan Party shall establish or maintain a Deposit Account or a Securities Account that is not subject to a Control Agreement except for Excluded Accounts or as otherwise permitted under Section 5.13; provided, however, notwithstanding any provision in any Loan Document to the contrary, no Loan Party or any of its Subsidiaries shall be required to deliver a Control Agreement with respect to any Deposit Account or Securities Account located or maintained at an institution outside the United States.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 6.17 Prepayments of Certain Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness for borrowed money with [*] prior to its scheduled due date (it being understood that unless an Event of Default has occurred or is continuing, a prepayment [*] prior to the scheduled date of payment (other than an acceleration payment, true up payment or payment on account of a breach or default) shall be permitted under this Section 6.17), other than (a) the Obligations, (b) Permitted Chinese Indebtedness, (c) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9, (d) converting (or exchanging) any Indebtedness to (or for) Qualified Capital Stock of Borrower, (e) issuance of Capital Stock (and cash in lieu of fractional shares in connection with such issuance) of the Borrower in connection with any conversion, exercise, repurchase, exchange, redemption, settlement or early termination or cancellation of Permitted Convertible Indebtedness, (f) the issuance of Permitted Convertible Indebtedness that constitutes Permitted Refinancing Indebtedness in exchange for other Permitted Convertible Indebtedness, (g) the redemption, purchase, exchange, early termination or cancellation of Permitted Convertible Indebtedness in an aggregate principal amount not to exceed the Net Proceeds received by the Borrower from the substantially concurrent issuance of additional Permitted Convertible Indebtedness or Capital Stock in connection with a refinancing of the Permitted Convertible Indebtedness being redeemed, purchased, exchanged, terminated or cancelled; provided that additional Permitted Convertible Indebtedness constitutes Permitted Refinancing Indebtedness, and (h) as permitted under the Senior Lender Intercreditor Agreement or the applicable subordination agreement governing any subordinated Indebtedness.

Section 6.18 Anti-Terrorism Laws. None of the Loan Parties, nor any of their Affiliates or agents acting in any capacity in connection with the Loans or other transactions hereunder shall, in violation of Sactions:

(a) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person,

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs or

(c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law.

Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section 6.18.

Section 6.19 Anti-Corruption Laws. No Loan Party shall use, or permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

Section 6.20 Use of Proceeds. The Loan Parties will not and will not permit any of their Subsidiaries to use the proceeds of any Loan to directly, or to any Loan Party’s knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person or in any other manner that in each case would result in a violation of Sanctions by any Person and no part of the proceeds of any Loan will be used directly or, to any Loan Party’s knowledge after due care and inquiry, indirectly in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Terrorism Laws.

Section 6.21 Products (Core) and Patent Rights.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(a) During the term of this Agreement, Borrower and its Subsidiaries shall not, without the prior written consent of the Required Lenders, which consent may be granted or withheld in the Required Lenders’ sole discretion, other than any Permitted Product Transaction or any Permitted Royalty Transaction, sell, assign, out-license, partner or otherwise dispose of economic rights or intellectual property related to any Product (Core) in the United States to any Person, or enter into any agreement to do any of the foregoing to the extent the consummation thereof would not result in the repayment in full of the Loans and all other Obligations (other than inchoate indemnity obligations for which no claim has been made) and the termination of the Term Loan Commitments.

(b) Neither the Borrower nor any Subsidiary shall pursue claims in any continuation, divisional, or continuation-in-part application that claims priority to the Platform Intellectual Property that would cause such application to become a Combination Patent.

Article 7

GUARANTY

Section 7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is [*], and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full in cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in cash in full and the Delayed Draw Term Loan Tranche A Commitments have been terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Tranche A Commitments have been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Beneficiaries and, upon demand by the Administrative Agent, shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Delayed Draw Term Loan Tranche A Commitments have been terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Section 7.11 Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, administration, reorganization (including by way of voluntary arrangement, scheme of arrangement or otherwise), provisional supervision, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, administrator, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) or if such Guarantor ceases to be a Subsidiary of the Company, in each case, in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

Article 8

EVENTS OF DEFAULT

Section 8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Term Loan when due whether at stated maturity, by acceleration or otherwise; or (ii) within [*] when due any interest on any Term Loan or any fee or any other amount due hereunder; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any Loan Party’s Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual [*] or more or with an [*] or more, in each case beyond the grace period, if any, provided therefor, (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Borrower or any of Borrower’s Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) as a consequence of a breach or default by any Loan Party of any material term of any Permitted Royalty Financing (beyond the grace period, if any, therefor), any Loan Party becomes subject to an event of default fee (or similar payment) in [*] not otherwise constituting a scheduled or a catch-up payment under the terms of such Permitted Royalty Financing; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.2, Section 5.1(a)-(h), Section 5.2, Section 5.13, Section 5.14, or Article VI; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of Borrower’s Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within [*] after the earlier of (i) an officer of such Loan Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under any Debtor Relief Law or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law or law of any other jurisdiction; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under any Debtor Relief Law or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, provisional supervision, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, administrator, provisional supervision, trustee or other custodian of Borrowers or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in the foregoing clauses (i) or (ii) shall continue for [*] without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, provisional supervisor, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Borrower or any of its Subsidiaries shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or (iii) in the case of a Subsidiary organized in Hong Kong, the value of the assets of such Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an [*] or (ii) in the aggregate at any time an [*] (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of [*] (or in any event later than [*] prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of [*]; or

(j) Change of Control. A Change of Control shall occur; or

(k) Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full in cash of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full in cash of the Obligations other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(l) Proceedings. The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person; or

(m) ERISA. The occurrence of any ERISA Event which, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect;

(n) Regulatory Event. (i) any existing marketing approval of Roxadustat is suspended pursuant to the equivalent in any Specified Territory of Section 505(e) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(e)) on a finding that there is an imminent hazard to the public health or the equivalent standard in any Specified Territory, or (ii) Borrower or any of its Affiliates receives a notification from (a) in the case of Pamrevlumab, FDA under Section 505(e) and 21 C.F.R. § 314.150, or (b) in the case of Roxadustat, the equivalent Governmental Authority in any Specified Territory , that the FDA or such Governmental Authority, as applicable intends to withdraw marketing approval of Pamrevlumab or Roxadustat, as applicable, in the applicable jurisdiction or such notification is published in the Federal Register or an equivalent event occurs in any Specified Territory (each, a “Regulatory Withdrawal Notice”) and that, notwithstanding the Company’s opportunity to request a hearing or otherwise oppose FDA’s or such Governmental Authority’s actions, such Regulatory Withdrawal Notice is reasonably likely to result in the FDA’s or such Governmental Authority withdrawal of marketing approval for Pamrevlumab or Roxadustat, as applicable (as determined by an independent third party regulatory expert selected by the Required Lenders and reasonably acceptable to Borrower pursuant to the procedure set forth below); or

(o) Failure to Draw. The Borrower failing to request a draw of [*] of the Delayed Draw Term Loans Tranche A on or prior to the date that is [*] after the Delayed Draw Funding Milestone is achieved.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Without limiting the generality of the foregoing in this Section 8.1, it is understood and agreed that if the Loans are accelerated as a result of an Event of Default (including an acceleration upon the occurrence of an Event of Default pursuant to Section 8.1(f) or (g)), the Loans that become due and payable shall include the Applicable Premium determined as of such date, which shall become immediately due and payable by the Loan Parties and shall constitute part of the Obligations as if the Loans were being voluntarily prepaid or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits and actual damages as a result thereof. The Applicable Premium shall also be automatically and immediately due and payable if the Loans are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means, or if any acceleration of the Obligations is “decelerated” by the Borrower, or the Borrower otherwise reinstates the Obligations, including, without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. The Applicable Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment or prepayment of the Loans (and not unmatured interest or a penalty) and each of Borrower and the other Loan Parties agrees that it is reasonable under the circumstances currently existing. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrower and the other Loan Parties expressly agree (to the fullest extent they may lawfully do so) that: (A) each of the Applicable Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall each be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between Lenders, the Borrower and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) any such Loan Party shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Applicable Premium or any similar or comparable prepayment fee, and such Loan Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Applicable Premium, and (E) the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Borrower and the other Loan Parties expressly acknowledge that its agreement to pay or guarantee the payment of the Applicable Premium to the Lenders as herein described are individually and collectively a material inducement to Lenders to make available (or be deemed to make available) the Loans and Commitments hereunder.

Section 8.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, and shall at the request of the Required Lenders:

(a) declare that all or any portion of the Delayed Draw Term Loan Tranche A Commitments shall immediately terminate and the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and/or

(b) exercise on behalf of themselves and the Lenders all rights and remedies available to them and the Lenders under the Loan Documents or applicable law or in equity or under any other instrument, document or agreement now existing or hereafter arising;

provided, that upon the occurrence of any event specified in Section 8.1(f) or (g) above, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.

Section 8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 9

ADMINISTRATIVE AGENT

Section 9.1 Appointment of Administrative Agent.

(a) Wilmington Trust is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Wilmington Trust in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Administrative Agent of the rights and remedies specifically authorized to be exercised by Administrative Agent by the terms of this Agreement or any other Loan Parties.

(b) Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than Section 9.8(a)(ii)) are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

(c) The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, and the Borrower shall not have any rights as a third-party beneficiary of any of such provisions, except as otherwise set forth herein. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent is hereby directed to execute and deliver each of the Loan Documents to which it is intended to be a party.

Section 9.2 Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. These duties shall be deemed purely ministerial in nature, and the Administrative Agent shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement or any other Loan Document against the Administrative Agent. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 9.3 General Immunity.

(a) No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received written instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. The Administrative Agent shall be entitled to request and receive written instructions from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Administrative Agent in accordance with such written instructions, except to the extent caused by Administrative Agent’s gross negligence or willful misconduct, as determined by a competent jurisdiction in a final, non-appealable order. The Administrative Agent shall be entitled to request and receive written instructions from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Administrative Agent in accordance with such written instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument, certificate, opinion, report, notice, request, direction, consent, order or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries or the Lenders), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). Administrative Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been grossly negligent in ascertaining the pertinent facts. The permissive authorizations, entitlements, powers and rights (including the right to request that Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to Administrative Agent herein shall not be construed as duties of Administrative Agent. Administrative Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder or under any other Loan Document. Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Lender, pursuant to the provisions of this Agreement, unless such Lender shall have offered to Administrative Agent security or indemnity (satisfactory to Administrative Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction. In no event shall Administrative Agent be liable, directly or indirectly, for any special, indirect, punitive, incidental or consequential damages, even if Administrative Agent has been advised of the possibility of such damages and regardless of the form of action. Notwithstanding anything to the contrary contained in this Agreement, (i) Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Eligible Assignee and (ii) Borrower and the Lenders acknowledge and agree that Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee and that Administrative Agent shall have no liability with respect to any assignment or participation made to any Person which is not an Eligible Assignee. Neither Administrative Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Borrower or Guarantors, or any of their directors, members, officers, agents, affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. Administrative Agent may assume performance by all such Persons of their respective obligations. Administrative Agent shall have no enforcement or notification obligations relating to breaches or representations or warranties of any other Person. Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document arising out of or caused, directly or indirectly,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; quarantines; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; malware or ransomware attacks; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. Administrative Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to Administrative Agent pursuant to any Loan Document or (ii) enable Administrative Agent to exercise and enforce its rights under any Loan Document. In addition, Administrative Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by Administrative Agent (except for Administrative Agent’s ability to waive the fee set forth in Section 10.6(d) or in connection with Administrative Agent’s ability to enter into any amendment to the Administrative Agent Fee Letter or any other Loan Document to which it is a party when such amendment affects the rights and obligations of Administrative Agent, each of which shall be made in Administrative Agent’s sole discretion), it is understood that in all cases that Administrative Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence from the Required Lenders in respect of such action. If at any time Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Administrative Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.4 Administrative Agent Entitled to Act as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender (to the extent it is also a Lender) as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its capacity as Lender, if applicable. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 9.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in clause (i) above.

Section 9.6 Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (INCLUDING IN CONNECTION WITH THE ENFORCEMENT OF THIS SECTION 9.6), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST EVEN IF SO DIRECTED BY THE REQUIRED LENDERS UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 9.7 Successor Administrative Agent.

(a) Administrative Agent may resign at any time by giving [*] (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Required Lenders shall have the right, upon [*] notice to Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within [*] after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights (other than any rights of reimbursement for any reasonable and documented costs, and any reasonable and documented out-of-pocket expenses, indemnities, or other amounts due and owing to the retiring Administrative Agent prior to the resignation thereof), powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall [*], at the expense of the Borrower (i) transfer to such successor Administrative Agent all sums, securities or Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. If no Person has accepted any such appointment within [*] after receipt of the Administrative Agent’s resignation notice, then such resignation shall nonetheless become effective in accordance with such notice from the Administrative Agent and, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Document and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.

(b) Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent, as applicable, hereunder to an Affiliate of Wilmington Trust without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights (other than any rights of reimbursement for any costs, expenses, indemnities, or other amounts due and owing to the assigning Administrative Agent prior to the assignment thereof), powers, privileges, immunities, indemnities and duties as Administrative Agent hereunder and under the other Loan Documents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c) Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent and shall not be responsible for the acts, omissions, negligence or misconduct of any such sub-agent appointed with due care. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d) Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Administrative Agent shall be the successor of the Administrative Agent under this Agreement and any other Loan Document to which the Administrative Agent is a party without the execution or filing of any additional paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 9.8 Collateral Documents and Guaranty.

(a) Administrative Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent (i) may execute any documents or instruments necessary to (A) release any Lien encumbering any item of Collateral that is the subject of an Asset Sale permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (B) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented and (ii) shall (A) enter into the Senior Lender Intercreditor Agreement, (B) if requested by Borrower, enter into customary non-disturbance agreements, in form and substance reasonably satisfactory to the Administrative Agent, in connection with the entry by Borrower or any Subsidiary into any Permitted Product Agreement and (C) in connection with any Permitted Product Agreement in respect of a Product (Non-Core) solely to the extent required by the applicable licensee to consummate such Permitted Product Agreement on terms that are reasonably acceptable to Borrower, release its security interest in the Intellectual Property Rights directly relating to such Product(s), excluding any Product (Core) Intellectual Property Right, but including, if necessary, any applicable Platform Intellectual Property necessary or material to the research, development, use or Commercialization of any Product (Non-Core)) subject to such Permitted Product Agreement; provided, that prior to or concurrently with making any request pursuant to this Section 9.8(a)(ii)(C), Borrower shall have used [*] to negotiate the Permitted Product Agreement without a Lien release (and shall provide Administrative Agent reasonable documentation of the same); provided, further that the Administrative Agent, on behalf of and for the benefit of Lenders, will have a First Priority security interest in all cash proceeds received or to be received by Borrower or any Subsidiary from such Permitted Product Agreement and Borrower shall use [*] to grant to Administrative Agent, on behalf of and for the benefit of Lenders, a First Priority security in such Permitted Product Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

Section 9.9 Agency for Perfection. Administrative Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, [*] upon Administrative Agent’s request therefore shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. In addition, Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10 Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Administrative Agent furnish such Lender or Administrative Agent, [*] after it becomes available, a copy of each field audit or examination report with respect to Borrower or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.19, and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Company, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Company, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Administrative Agent.

In addition to the foregoing: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent [*] shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent [*] shall request of Company the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Company or such Subsidiary, Administrative Agent [*] shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to Company a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

Section 9.11 [Reserved].

Section 9.12 Erroneous Payments.

If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) [*], but in no event later than [*] thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Without limiting immediately preceding clause (a), each Lender or Secured Party hereby further agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) [*] (and, in all events, within [*] of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

Each Lender and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Secured Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all of the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or other Secured Party, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 10

MISCELLANEOUS

Section 10.1 Notices.

(a) Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or [*] after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Administrative Agent shall be effective until received by Administrative Agent.

(b) Electronic Communications.

(i) Administrative Agent and Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites (including the Platform)) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the [*] for the recipient.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(iii) The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information that is material with respect to the Borrower or any of its securities for purposes of United States federal and state securities laws (all such information described in the foregoing, “MNPI”). The Borrower hereby agrees that (w) at the Administrative Agent’s request, it will use [*] to cause all Borrower Materials to be identified as either (A) “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof) or (B) “PRIVATE”; (x) by marking the Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that the Borrower and its Subsidiaries shall not otherwise be under any obligation to mark any particular Borrower Materials “PUBLIC”). Notwithstanding anything herein to the contrary, financial statements, compliance certificates and other financial documentation of the Borrower delivered pursuant to this Agreement shall be deemed to be suitable for posting on a portion of the Platform designated for “Public Side Information.” Unless expressly marked “PUBLIC” and subject to the prior sentence, the Administrative Agent agrees not to make any such Borrower Materials available to Public Lenders.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT, TOGETHER WITH ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, REPRESENTATIVES, ADVISORS AND AGENTS (COLLECTIVELY, THE “ADMINISTRATIVE AGENT-RELATED PERSONS”) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY ADMINISTRATIVE AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Administrative Agent-Related Person have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Administrative Agent-Related Person; provided, however, that in no event shall any Administrative Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 10.2 Expenses. [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.3 Indemnity.

(a) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, EACH LOAN PARTY AGREES TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS, ADMINISTRATIVE AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, [*]; PROVIDED, NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE MATERIAL BREACH (WITH RESPECT TO ANY INDEMNITEE OTHER THAN THE ADMINISTRATIVE AGENT AND ITS AFFILIATES, RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS), [*] NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. [*].

(b) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Administrative Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding any provision in this Section 10.3 to the contrary, no Loan Party shall have any liability under this Section 10.3 for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages), except that, nothing in this sentence shall limit the Loan Party’s obligation to indemnify and hold harmless the Indemnitee for any third party claims for which the Indemnitees are entitled to be held harmless and indemnified pursuant to this Section 10.3.

Section 10.4 Set-Off. [*]

Section 10.5 Amendments and Waivers.

(a) Required Lenders’ Consent. [*]

(b) Affected Lenders’ Consent. [*]

(c) Other Consents. [*]

(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Maintenance of the Register. Company, Administrative Agent and Lenders shall, in accordance with the Register provisions of Section 2.3(b), deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent; and

(ii) to any Person otherwise constituting an Eligible Assignee with the consent of Company (so long as no Event of Default under Section 8.1 (a), (f) or (g) has occurred and is continuing) (provided, that if Company shall not have responded in writing within [*] after receipt of written notice of the proposed assignment, Company shall be deemed to have approved such assignment) and Administrative Agent; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be [*] (or such lesser amount as may be agreed to by Company and Administrative Agent).

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee payable by the assigning Lender to the Administrative Agent, for its own account, [*] (such fee may be waived by the Administrative Agent in its sole discretion), (ii) an administrative questionnaire with respect to the assignee Lender and (iii) such forms or certificates with respect to tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.15(d).

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, the processing and recordation fee set forth in Section 10.6(d), the administrative questionnaire with respect to the assignee Lender and any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws; and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, [*]: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as [*] thereafter as practicable, surrender its applicable Notes to the Company for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations.

(i) [*].

(ii) [*]

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Administrative Agent may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Administrative Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Administrative Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender or Administrative Agent, as between Company and such Lender or Administrative Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Administrative Agent to take or omit to take any action hereunder.

Section 10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections, 2.14, 2.15, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Section 2.13, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.

Section 10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 10.10 Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 [Reserved].

Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Severability. In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.14 Original Issue Discount. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code, each Term Loan is being issued with original issue discount; please contact [*] to obtain information regarding the issue price, the amount of original issue discount and the yield to maturity.

Section 10.15 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.16 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE [*] APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.17 CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN [*]. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OR TO ANY PROCESS AGENT SELECTED FOR SUCH LOAN PARTY IN ACCORDANCE WITH SECTION 10.17(b) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT ADMINSTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. EACH LOAN PARTY HEREBY APPOINTS FIBROGEN, INC. AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 10.18 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.19 Confidentiality. Administrative Agent and Lenders shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender from Company or its Subsidiaries pursuant to the requirements hereof and any materials any information received by the Administrative Agent or Lenders in connection with the diligence, negotiation and structuring of the Agreement, including information received prior to the Closing Date, in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, Administrative Agent or Lender may make (i) disclosures of such information to Affiliates of Administrative Agent or Lender and to their agents, advisors, directors, officers, and shareholders (and to other persons authorized by a Lender or Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.19), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein, (iii) disclosure to any rating agency when required by it, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) disclosures of such information to any actual or potential investors, members, and partners of Administrative Agent any Lender or their Affiliates, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, and (vi) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Administrative Agent and Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent and any Lender may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall issue any Trade Announcement without the prior approval of Administrative Agent and such Lender; provided that, nothing in this Section shall limit the Company’s ability to make public filings pursuant to any securities laws or regulations promulgated thereunder.

Section 10.20 Usury Savings Clause. [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Section 10.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including without limitation Assignment Agreement, amendments, Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof.

Section 10.23 PATRIOT Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act or other Anti-Terrorism Laws of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in connection with the PATRIOT Act.

Section 10.24 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 10.24 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 10.25 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:
FIBROGEN, INC.

By:	/s/ [*]
Name: [*] Title: [*]
GUARANTORS:
FIBROGEN INTERNATIONAL (CAYMAN) LIMITED

By: /s/ [*]
Name: [*]
Title: [*]

FIBROGEN CHINA ANEMIA HOLDINGS, LTD.

By: /s/ [*]
Name: [*]
Title: [*]

FIBROGEN INTL LLC
By: FibroGen China Anemia Holdings, Ltd., its member

By:/s/ [*]
Name: [*]
Title: [*]

FIBROGEN INTERNATIONAL (HONG KONG) LIMITED

By: /s/ [*]
Name: [*]
Title: [*]

[Signature Page to Financing Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent
By:	/s/ [*]
Name: [*]
Title: [*]

[Signature Page to Financing Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

NHTV Fairview Holding LLC,
as Lender
By:	/s/ [*]
Name:[*]
Title:[*]

NHTV II Fairview Holding LLC,
as Lender
By:	/s/ [*]
Name: [*]
Title: [*]

MSTV Fund II Employees Fairview Holding LLC,
as Lender
By:	/s/ [*]
Name: [*]
Title: [*]

[Signature Page to Financing Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

APPENDIX A-1

TO FINANCING AGREEMENT

Initial Term Loan Commitment

Lender	Initial Term Loan Commitment	Pro Rata Share
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total	$75,000,000.00	[*]

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

APPENDIX A-2

TO FINANCING AGREEMENT

Delayed Draw Term Loan Tranche A Commitment

Lender	Delayed Draw Term Loan Tranche A Commitment	Pro Rata Share
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total	$37,500,000.00	[*]

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

APPENDIX B

TO FINANCING AGREEMENT

Notice Addresses

fibrogen, inc.,

as Borrower

[*]

With a copy (which shall not constitute notice) to:

[*]

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

NHTV Fairview Holding LLC

NHTV II Fairview Holding LLC

MSTV Fund II Employees Fairview Holding LLC,

as Lenders

[*]

in each case, with a copy to:

[*]

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Wilmington Trust, National Association,

as Administrative Agent

Administrative Agent’s Principal Office:

[*]

in each case, with a copy to:

[*]

in each case, with a copy to:

[*]

Exhibit 10.5

Schedule 1.1(a)

Chemical Structure of Roxadustat

Chemical Structure for FG-4592 (Roxadustat):

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 1.1(b)

Permitted Product Agreements

[* ]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 1.1(c)

Permitted Product Transactions

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 1.1(d)

Platform Intellectual Property

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.1

Jurisdictions of Organization and Qualification

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.2

Capital Stock and Ownership

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.12

Real Property

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.13

Environmental Matters

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.15

Material Contracts

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 1.1(e)

Other Relevant Contracts

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.23

Intellectual Property Exceptions

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.24

Insurance

[*]

1.

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.27

Bank Accounts and Securities Accounts

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 4.34

Government Contracts

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 5.14

Post-Closing Matters

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 6.1

Certain Indebtedness

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 6.2

Certain Liens

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 6.6

Certain Loans and Advances to Employees

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 6.7

Certain Investments

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 6.12

Certain Affiliate Transactions

[*]

ACTIVE/122689045

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.5

EXHIBIT A-1 TO

FINANCING AGREEMENT

FORM OF FUNDING NOTICE

[*]

EXHIBIT A-1-1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT A-1-2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT A-1-3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT B TO

FINANCING AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[*]

EXHIBIT B-1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT B-2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ANNEX A TO

COMPLIANCE CERTIFICATE

CASH AND CASH EQUIVALENT BALANCES

[*]

EXHIBIT B-3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ANNEX B TO

COMPLIANCE CERTIFICATE

IP UPDATE

[*]

EXHIBIT B-4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ANNEX B TO

COMPLIANCE CERTIFICATE

UPDATES TO
PERFECTION CERTIFICATE

[*]

EXHIBIT B-5

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT C TO

FINANCING AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[*]

EXHIBIT C-1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT C-2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT C-3

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ANNEX 1 TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT
[*]

EXHIBIT C-4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT C-5

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT D TO

FINANCING AGREEMENT

FORM OF CLOSING DATE CERTIFICATE

[*]

EXHIBIT D-1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

EXHIBIT D-2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT E TO

FINANCING AGREEMENT

FORM OF SOLVENCY CERTIFICATE

[*]

EXHIBIT E-1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT E TO

FINANCING AGREEMENT

[*]

EXHIBIT E-2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT F TO

FINANCING AGREEMENT

COUNTERPART AGREEMENT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT F TO

FINANCING AGREEMENT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT F TO

FINANCING AGREEMENT

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT F TO

FINANCING AGREEMENT

EXHIBIT A

SUPPLEMENTAL SCHEDULES TO PLEDGE AND SECURITY AGREEMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT F TO

FINANCING AGREEMENT

EXHIBIT B

SUPPLEMENTAL SCHEDULES TO FINANCING AGREEMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT G TO

FINANCING AGREEMENT

EXHIBIT G-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT G TO

FINANCING AGREEMENT

EXHIBIT G-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT G TO

FINANCING AGREEMENT

EXHIBIT G-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXHIBIT G TO

FINANCING AGREEMENT

EXHIBIT G-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.